EXECUTION COPY

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                         MORRIS MATERIAL HANDLING, INC.
                                   as Issuer,

                                 the GUARANTORS,

                                       and

                     United States Trust Company of New York
                                   as Trustee

                              ---------------------

                                    INDENTURE

                           Dated as of March 30, 1998

                             ----------------------

                                  $200,000,000

                          9 1/2% Senior Notes due 2008

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

                            CROSS-REFERENCE TABLE

TIA                                                             Indenture
Section                                                          Section

310(a)(1).......................................................  7.10
   (a)(2).......................................................  7.10
   (a)(3).......................................................  N.A.
   (a)(4).......................................................  N.A.
   (b)..........................................................  7.8; 7.10;
                                                                  11.2
   (b)(1).......................................................  7.10
   (b)(9).......................................................  7.10
   (c)..........................................................  N.A.
311(a)..........................................................  7.11
   (b)..........................................................  7.11
   (c)..........................................................  N.A.
312(a)..........................................................  2.6
   (b)..........................................................  11.3
   (c)..........................................................  11.3
313(a)..........................................................  7.6
   (b)..........................................................  7.6
   (c)..........................................................  7.6
   (d)..........................................................  11.2
314(a)..........................................................  4.2; 4.16;
                                                                  11.2
   (b)..........................................................  N.A.
   (c)(1).......................................................  11.4; 11.5
   (c)(2).......................................................  11.4; 11.5
   (c)(3).......................................................  N.A.
   (d)..........................................................  N.A.
   (e)..........................................................  11.5
   (f)..........................................................  N.A.
315(a)..........................................................  7.1; 7.2
   (b)..........................................................  7.5; 11.2
   (c)..........................................................  7.1
   (d)..........................................................  6.5; 7.1;
                                                                  7.2
   (e)..........................................................  6.11
316(a)(last sentence)...........................................  2.10
   (a)(1)(A)....................................................  6.5
   (a)(1)(B)....................................................  6.4
   (a)(2).......................................................  8.2
   (b)..........................................................  6.7
   (c)..........................................................  8.4
317(a)(1).......................................................  6.8
317(a)(2).......................................................  6.9
   (b)..........................................................  2.4
318(a)..........................................................  10.1
   (c)..........................................................  10.1

"N.A." means Not Applicable

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE......................   1
Section 1.1. Definitions....................................................   1
Section 1.2. Other Definitions..............................................  33
Section 1.3. Incorporation by Reference of Trust Indenture Act..............  34
Section 1.4. Rules of Construction..........................................  34

ARTICLE 2.  THE NOTES.......................................................  35
Section 2.1. Amount of Notes................................................  35
Section 2.2. Form and Dating................................................  36
Section 2.3. Execution and Authentication...................................  36
Section 2.4. Registrar and Paying Agent.....................................  37
Section 2.5. Paying Agent to Hold Money in Trust............................  38
Section 2.6. Noteholder Lists...............................................  38
Section 2.7. Transfer and Exchange..........................................  38
Section 2.8. Replacement Notes..............................................  39
Section 2.9. Outstanding Notes..............................................  39
Section 2.10. Treasury Notes................................................  40
Section 2.11. Temporary Notes...............................................  40
Section 2.12. Cancellation..................................................  41
Section 2.13. Defaulted Interest............................................  41
Section 2.14. CUSIP Number..................................................  41
Section 2.15. Deposit of Moneys.............................................  42
Section 2.16. Book-Entry Provisions for Global Notes........................  42
Section 2.17. Special Transfer Provisions...................................  44
Section 2.18. Computation of Interest.......................................  47

ARTICLE 3.  REDEMPTION......................................................  47
Section 3.1. Notices to Trustee.............................................  47
Section 3.2. Selection by Trustee of Notes to Be Redeemed...................  47
Section 3.3. Notice of Redemption...........................................  47
Section 3.4. Effect of Notice of Redemption.................................  48
Section 3.5. Deposit of Redemption Price....................................  49
Section 3.6. Notes Redeemed in Part.........................................  49

ARTICLE 4.  COVENANTS.......................................................  49
Section 4.1. Payment of Notes...............................................  49
Section 4.2. Reports to Commission and Holders..............................  50
Section 4.3. Limitation on Additional Indebtedness..........................  50
Section 4.4. Limitation on Restricted Payments..............................  51
Section 4.5. Limitations on Liens...........................................  54
Section 4.6. Limitation on Transactions with Affiliates.....................  54
Section 4.7. Limitation on Creation of Subsidiaries.........................  56
Section 4.8. Limitation on Certain Asset Sales..............................  56
Section 4.9. Limitation on Preferred Stock of Restricted Subsidiaries.......  60

Section 4.10. Limitation on Capital Stock of Restricted Subsidiaries........  60
Section 4.11. Limitation on Sale and Lease-Back Transactions................  61
Section 4.12. Limitation on Dividend and Other Payment Restrictions
                Affecting Subsidiaries......................................  61
Section 4.13. Payments for Consent..........................................  63
Section 4.14. Change of Control Offer.......................................  63
Section 4.15. Waiver of Stay, Extension or Usury Laws.......................  66
Section 4.16. Compliance Certificate........................................  66
Section 4.17. Taxes.........................................................  66
Section 4.18. Legal Existence...............................................  66
Section 4.19. Maintenance of Office or Agency...............................  67
Section 4.20. Maintenance of Properties; Insurance; Books and Records;
                Compliance with Law.........................................  67
Section 4.21. Additional Guarantor..........................................  68

ARTICLE 5.  SUCCESSOR CORPORATION...........................................  68
Section 5.1. Limitation on Consolidation, Merger and Sale of Assets.........  68
Section 5.2. Successor Person Substituted...................................  70

ARTICLE 6.  DEFAULTS AND REMEDIES...........................................  71
Section 6.1. Events of Default..............................................  71
Section 6.2. Acceleration...................................................  73
Section 6.3. Other Remedies.................................................  74
Section 6.4. Waiver of Past Defaults and Events of Default..................  74
Section 6.5. Control by Majority............................................  74
Section 6.6. Limitation on Suits............................................  75
Section 6.7. Rights of Holders to Receive Payment...........................  75
Section 6.8. Collection Suit by Trustee.....................................  76
Section 6.9. Trustee May File Proofs of Claim...............................  76
Section 6.10. Priorities....................................................  77
Section 6.11. Undertaking for Costs.........................................  77
Section 6.12. Restoration of Rights and Remedies............................  78

ARTICLE 7.  TRUSTEE.........................................................  78
Section 7.1. Duties of Trustee..............................................  78
Section 7.2. Rights of Trustee..............................................  79
Section 7.3. Individual Rights of Trustee...................................  80
Section 7.4. Trustee's Disclaimer...........................................  80
Section 7.5. Notice of Defaults.............................................  80
Section 7.6. Reports by Trustee to Holders..................................  81
Section 7.7. Compensation and Indemnity.....................................  81
Section 7.8. Replacement of Trustee.........................................  82
Section 7.9. Successor Trustee by Consolidation, Merger, Etc................  83
Section 7.10. Eligibility; Disqualification.................................  84
Section 7.11. Preferential Collection of Claims Against Company.............  84
Section 7.12. Paying Agents.................................................  84

ARTICLE 8.  AMENDMENTS, SUPPLEMENTS AND WAIVERS.............................  85

Section 8.1. Without Consent of Holders.....................................  85
Section 8.2. With Consent of Holders........................................  86
Section 8.3. Compliance with Trust Indenture Act............................  87
Section 8.4. Revocation and Effect of Consents..............................  87
Section 8.5. Notation on or Exchange of Notes...............................  88
Section 8.6. Trustee to Sign Amendments, etc................................  88

ARTICLE 9.  DISCHARGE OF INDENTURE; DEFEASANCE..............................  88
Section 9.1. Discharge of Indenture.........................................  88
Section 9.2. Legal Defeasance...............................................  89
Section 9.3. Covenant Defeasance............................................  90
Section 9.4. Conditions to Defeasance or Covenant Defeasance................  90
Section 9.5. Deposited Money and U.S. Government Obligations to Be Held
               in Trust; Other Miscellaneous Provisions.....................  92
Section 9.6. Reinstatement..................................................  93
Section 9.7. Moneys Held by Paying Agent....................................  93
Section 9.8. Moneys Held by Trustee.........................................  93

ARTICLE 10.  GUARANTEE OF NOTES.............................................  94
Section 10.1. Guarantee.....................................................  94
Section 10.2. Execution and Delivery of Guarantees..........................  95
Section 10.3. Limitation of Guarantee.......................................  96
Section 10.4. Release of Guarantor..........................................  96
Section 10.5. Payment Over of Proceeds upon Dissolution, etc., of a
                Guarantor...................................................  97

ARTICLE 11.  MISCELLANEOUS..................................................  97
Section 11.1. Trust Indenture Act Controls..................................  97
Section 11.2. Notices.......................................................  98
Section 11.3. Communications by Holders with Other Holders..................  99
Section 11.4. Certificate and Opinion as to Conditions Precedent............  99
Section 11.5. Statements Required in Certificate and Opinion................ 100
Section 11.6. Rules by Trustee and Agents................................... 101
Section 11.7. Business Days; Legal Holidays................................. 101
Section 11.8. Governing Law................................................. 101
Section 11.9. No Adverse Interpretation of Other Agreements................. 101
Section 11.10. No Recourse Against Others................................... 101
Section 11.11. Successors................................................... 102
Section 11.12. Multiple Counterparts........................................ 102
Section 11.13. Table of Contents, Headings, etc............................. 102
Section 11.14. Separability................................................. 102

EXHIBITS

EXHIBIT A ....  Form of Note
EXHIBIT B ....  Form of Legend and Assignment for 144A Note
EXHIBIT C ....  Form of Legend and Assignment for Regulation S Note
EXHIBIT D ....  Form of Legend and Assignment for Global Note
EXHIBIT E ....  Form of Certificate to be Delivered in Connection with
                          Transfers to Non-QIB Accredited Investors
EXHIBIT F ....  Form of Certificate to be Delivered in Connection with
                          Transfers Pursuant to Regulation S
EXHIBIT G ....  Form of Guarantee

      INDENTURE, dated as of March 30, 1998 among MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the "Company"), as Issuer, the Guarantors (as hereinafter defined) and United States Trust Company of New York, a bank and trust company organized under the New York Banking Law, as trustee (the "Trustee").

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Notes due 2008.

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

      "Acquired Indebtedness" means (a) Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and (b) any Seller Note.

      "Additional Interest" means additional interest on the Notes which the Company and the Guarantors, jointly and severally, agree to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

      "Affiliate" of any specified Person means any other Person (including, without limitation, such Person's issue, siblings and spouse) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Indenture, the term "Affiliate," as it relates to the Company, shall (a) include HarnCo for so long as HarnCo is entitled to designate at least one member of the Board of Directors of Holdings or any successor to Holdings and (b) not include CIBC Oppenheimer Corp. or Indosuez Capital, a division of Credit Agricole Indosuez, or their respective Affiliates.

      "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the Property and other assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor.

      "Agent" means the Registrar, any Paying Agent, or agent for service of notices and demands.

      "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

      "Asset Sale" means the sale, transfer or other disposition (including, without limitation, by merger or consolidation) (other than to the Company or any of its Guarantors) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company (other than directors' qualifying shares to the extent required by applicable law), (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets, or any Property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Guarantor, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole as permitted under Section 5.1(a), (iii) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $500,000,
(iv) any sales, leases, conveyances, transfers or other dispositions of Property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, (v) the incurrence of any Permitted Liens, (vi) the making of any Restricted Payment permitted by Section 4.4, (vii) transfers of cash and sales of Cash Equivalents and (viii) sales, leases, conveyances, transfers or other dispositions of Property or equipment in the ordinary course of business.

      "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash or Cash Equivalents received by the Company or any Restricted Subsidiary from such Asset Sale, after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, provided, however, that at such time as such amounts are no longer reserved or such reserve is no longer necessary, any remaining amounts shall become Asset Sale Proceeds to be allocated in accordance with Section 4.8, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

      "Attributable Indebtedness" under this Indenture in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted in accordance with GAAP at the cost of indebtedness implied in the Sale and Lease-Back Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

      "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sales that have not been applied in accordance with clause (iii)(a), and which has not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(b), of the first paragraph of Section 4.8.

      "Average Life" means, as of any date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of
(x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

      "Blooma" means Morris Blooma Engineering Pte Ltd., a corporation organized under the laws of Singapore.

      "Board of Directors" means (i) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor), (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

      "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

      "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated and whether or not voting) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

      "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

      "Cash Equivalents" means any of the following Investments: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any foreign country recognized by the United States or any political subdivision of any such state or foreign country, as the case may be, or any public instrumentality thereof (including any taxing authority) maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit, time deposit accounts, operating accounts or bankers' acceptances maturing within one year from the date of acquisition thereof issued or guaranteed by any commercial banking institution organized under the laws of any jurisdiction recognized by the United States of America and in which the Company or its Subsidiaries actively conduct business, having at the date of acquisition thereof combined capital and surplus of not less than U.S.$250,000,000 or the foreign currency equivalent thereof; (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
(i) through (v) above; and (vii) foreign bank deposits and cash equivalents in jurisdictions where the Company or its Subsidiaries are then actively conducting business; provided, that (a) all such deposits are required to be made in the ordinary course of business, (b) such deposits do not exceed $1,000,000 in the aggregate and (c) the funds so deposited do not remain in such bank for more than 10 days.

      A "Change of Control" of the Company will be deemed to have occurred at such time as (i) prior to any Public Equity Offering by the Company or Holdings of its Common Stock, Holdings ceases to be, directly or indirectly, the beneficial owner of 100% of the Voting Stock of the Company, (ii) any Person (including a Person's Affiliates) or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of (a) 50% or more of the total Voting Stock of the Company or Holdings or (b) 50% of all classes of Common Stock (whether voting or non-voting), taken as a whole, of the Company or Holdings, (iii) any Person (including a Person's Affiliates) or Group, other than a Permitted Holder, becomes the beneficial owner of more than 30% of the total Voting Stock of the Company or Holdings, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total Voting Stock of the Company or Holdings, as the case may be, than such other Person or Group and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Holdings, as the case may be, (iv) there shall be consummated any consolidation or merger of the Company or Holdings in which the Company or Holdings, as the case may be, is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company or Holdings, as the case may be, would be converted into cash, securities or other Property, other than a merger or consolidation of the Company or Holdings, as the case may be, in which the holders of the Common Stock of the Company or Holdings, as the case may be, outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Holdings, as the case may be, has been approved by 66-2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of the Company or Holdings, as the case may be.

      "Chartwell" means Chartwell Investments Inc. and its Affiliates.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" of any Person means all Capital Stock of such Person that does not rank prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to any other class of Capital Stock of such Person.

      "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Notes.

      "Company Request" means any written request signed in the name of the Company by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

      "Consolidated Interest Coverage Ratio" of any Person means the ratio of
(i) EBITDA of such Person for the four most recent consecutive fiscal quarters for which financial statements are available or, if the Company is not in compliance with its obligations under Section 4.2 on the date of determination, the four most recent consecutive quarters ending on or prior to the date of determination (in either such case, the "Four Quarter Period") to (ii) Consolidated Interest Expense of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis to (i)(a) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and (b) any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, in each case set forth in clauses (i)(a) and (b), as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof) occurred on the first day of the Four Quarter Period (except that Indebtedness under any revolving credit facility shall be deemed to be the average daily balance of such Indebtedness during such Four Quarter Period) and
(ii) any Asset Sales or any such Asset Acquisitions (including (x) any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition and including any Asset Sale or any such Asset Acquisition during such Four Quarter Period by any such Person determined as if such Person had been a Restricted Subsidiary at the time of such transaction; provided that all Indebtedness of such Person and any such Restricted Subsidiaries shall be deemed to have been incurred on the first day of the Four Quarter Period and (y) the increase or decrease, as the case may be, in EBITDA directly attributable to such Asset Sale or Asset Acquisition, as the case may be) occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition, as the case may be (including the incurrence, assumption or liability for any such Acquired Indebtedness), occurred on the first day of the Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith shall be determined in good faith by a responsible financial or accounting officer of the Company.

      "Consolidated Interest Expense" means, with respect to any Person, for any period, without duplication, (i) the aggregate amount of interest charges (excluding fees and expenses incurred in connection with the Transactions), whether expensed or capitalized, incurred or accrued by such Person and its Restricted Subsidiaries, determined on a consolidated basis in conformity with GAAP for such period, plus (ii) to the extent not included in clause (i) above, an amount equal to the sum of: (A) imputed interest included in Capitalized Lease Obligations, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (C) the net costs associated with Interest Rate Agreements, Currency Agreements and other hedging obligations, (D) the interest portion of any deferred payment obligations, (E) amortization of discount or premium on Indebtedness, if any,
(F) all capitalized interest and all accrued interest, (G) all other non-cash interest expense, (H) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, and (I) all dividends or distributions on Disqualified Capital Stock if payable to a Person other than the Company or a Restricted Subsidiary (other than dividends paid or payable in shares of Capital Stock (other than Disqualified Capital Stock) of the Company) declared and payable in cash, minus (iii) to the extent included in clause (i) or (ii) above, amortization or write-off of deferred financing costs (and original issue discount to the extent it arises from the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company) during such period and, without duplication, any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of the Company or its Restricted Subsidiaries prior to the stated maturity thereof. If any Indebtedness outstanding or to be incurred (x) bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire Four Quarter Period (taking into account on a pro forma basis any Interest Rate Agreement that has a remaining term as of the date of determination in excess of 12 months) and/or (y) was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. If any Indebtedness to be incurred bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, such fixed or floating rate.

      "Consolidated Net Income" means with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that (a) the Net Income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or other distributions representing the Company's proportionate share of such Person's Net Income for such period actually paid in cash to the Company or a Restricted Subsidiary (subject to clause (b) below) by such Person during such period, (b) the Net Income of any Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes, the Indenture, the New Credit Facility or any other Indebtedness of the Company or any Restricted Subsidiary of the Company containing, in the good faith judgment of the Board of Directors of the Company, substantially the same or less restrictive limitations on the payment of dividends or the making of other distributions than those contained in the Notes, the Indenture, or the New Credit Facility) shall be excluded to the extent of such restriction or limitation (regardless of any waiver thereof), (c) (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net after tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded,
(d) non-cash gains
and losses due solely to fluctuations in currency values shall be excluded, (e) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded, and (f) all items classified as extraordinary, unusual or nonrecurring, including all items relating to the Transactions and the pre-closing events relating thereto shall be excluded (including the fees and expenses incurred in connection with the Transactions and write-offs or other costs associated or arising in connection with the Transactions). In computing Consolidated Net Income under clause (c) of the first paragraph of Section 4.4, the Company or such Restricted Subsidiary (i) shall use audited financial statements for the portion of the relevant period for which such statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) shall be permitted to rely in good faith for the balance of the relevant period for which audited financial statements are not available on the financial statements and other financial data derived from the books and records of the Company or such Restricted Subsidiary that are available on the date of determination.

      "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, less (to the extent included) amounts attributable to Disqualified Capital Stock of such Person.

      "Consolidated Tangible Assets" of any Person means the consolidated tangible assets of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which financial statements are available or, if the Company is not in compliance with its obligations under Section 4.2(i) on the date of determination, the end of the most recent quarter ending on or prior to the date of determination.

      "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036.

      "Credit Facilities" means one or more senior secured or unsecured credit facilities providing, inter alia, for revolving credit loans, term loans, bankers' acceptances and/or letters of credit between the Company or its Restricted Subsidiaries and one or more lenders, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced, restated or refinanced in whole or in part from time to time.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

      "Default" means any condition or event that is, or with the passing of time or giving of any notice expressly required under Section 6.1 (or both) would be, an Event of Default.

      "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a "clearing agency" registered under the Exchange Act.

      "Designation" shall have the meaning provided in the definition of Restricted Payment contained in this Indenture.

      "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date of the Notes, for any consideration other than Capital Stock of the Company which is not Disqualified Capital Stock; provided, that Preferred Stock of the Company that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company, which provisions have substantially the same effect as the provisions of Section 4.14 shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Restricted Subsidiary of the Company except for Permitted Foreign Restricted Subsidiary Preferred Stock.

      "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income (minus any provision for taxes utilized in computing net loss under clause (i) hereof to the extent such provision reduced the net loss), plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis to the extent reducing Consolidated Net Income, plus (v) amortization of intangibles for such period on a consolidated basis to the extent reducing Consolidated Net Income, plus (vi) amortization of original issue discount to the extent it arises from the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company to the extent reducing Consolidated Net Income, plus (vii) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity to the extent reducing Consolidated Net Income, plus (viii) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, minus (c) all cash payments during such period relating to non-cash charges that were added back in determining EBITDA in any prior period (provided that payment of such cash amounts did not reduce Consolidated Net Income), all for such Person and its Restricted Subsidiaries determined in accordance with GAAP.

      "Equity Investment" means the investment by MHE Investments, the purchase by certain institutional investors of the Units being issued by Holdings and a retained equity investment by HarnCo, in each case, in Holdings.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Exchange Notes" has the meaning set forth in Section 2.1 and more particularly means any of the Notes authenticated and delivered under this Indenture pursuant to the Exchange Offer.

      "Exchange Offer" means an offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange the Initial Notes for the Exchange Notes.

      "Exempt Sale and Lease-Back Transaction" means the sale for less than $500,000 of approximately five acres of undeveloped real property at the Oak Creek, Wisconsin facility and the leasing back of such real property and a building to be constructed thereon.

      "Fair Market Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and, in the case of determination involving assets or property in excess of $2 million, shall be evidenced by a Board Resolution.

      "Financings" means, collectively, the offering by the Company of the Notes, the borrowings by the Company and its Restricted Subsidiaries under the New Credit Facility and the Equity Investment.

      "Five Percent Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and its Restricted Subsidiaries for such year prepared in conformity with GAAP.

      "Foreign Restricted Subsidiary" of any specified Person means any Restricted Subsidiary the jurisdiction of incorporation, organization or formation of which is outside of the United States, Canada, the United Kingdom and South Africa.

      "Four Quarter Period" has the meaning provided such term in the definition of "Consolidated Interest Coverage Ratio" contained herein.

      "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

      "Group" shall have the meaning provided in the definition of "Change of Control".

      "Guarantee" means a guarantee of the Notes by a Guarantor under this Indenture, as in effect from time to time.

      "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to preserve or maintain any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

      "Guarantors" means (i) each Restricted Subsidiary of the Company existing on the Issue Date other than Blooma, Morris

Mechanical Holding (Pty) Limited, and, until such time that it becomes a Guarantor pursuant to Section 4.21, Birmingham Crane & Hoist, Inc. and those Non-Guarantor Restricted Subsidiaries identified in clause (b)(y) of the definition of Non-Guarantor Restricted Subsidiaries (to the extent therein provided), (ii) each other One Percent Subsidiary of the Company formed, created or acquired after the Issue Date other than Non-Guarantor Restricted Subsidiaries, and (iii) each other Subsidiary required to become a Guarantor pursuant to Section 10.2.

      "HarnCo" means Harnischfeger Corporation, a Delaware corporation.

      "Hercules" means Hercules S.A. de C.V., a corporation organized under the laws of the Republic of Mexico.

      "Holder" or "Noteholder" means a Person in whose name a Note is registered on the Registrar's books.

      "Holdings" means MMH Holdings, Inc., a Delaware corporation and owner of all of the capital stock of the Company.

      "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

      "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any Property (excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from advance payments or customer deposits for goods and services sold by such Person or its Restricted Subsidiaries in the ordinary course of business, and other accrued liabilities, in each case, arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), including, without limitation, guarantees of dividends for which such Person may be liable directly or indirectly, (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that in the case of any such letters of credit, the items for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons),
(iv) Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, including, without limitation, any liquidation preference and mandatory redemption payment obligations in respect thereof and (v) obligations of any such Person under any Interest Rate Agreement or Currency Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement or Currency Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations included within the definition of Indebtedness, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that, (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP but such Indebtedness shall only be deemed to have been incurred on the date of original issuance thereof and, in the case of any securities constituting Indebtedness, the payment of interest upon which is in such securities, such Indebtedness shall only be deemed to have been incurred on the date of issuance of the original securities constituting such Indebtedness, (ii) Indebtedness shall not include any liability for federal, state, local, foreign or other taxes and
(iii) contingent obligations of the Company or any of its Restricted Subsidiaries under any Surety Obligation will be deemed to be Indebtedness only upon the earlier of (a) the Company's or any Restricted Subsidiary's obtaining knowledge of any payment by or in respect of any provider in respect of any Surety Obligation, (b) the demand by any provider for any reimbursement by the Company or any of its Restricted Subsidiaries of any Surety Obligation or (c) the time at which the Company or any of its Restricted Subsidiaries becomes obligated to make payment in respect of any Surety Obligation as a result of the provider having made a payment in respect of such Surety Obligation or as a result of such payment being required to be made by such provider. Notwithstanding any other provision of the foregoing definition, any trade or accounts payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of the Company or any

Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

      "Indenture" means this Indenture as amended, restated or supplemented from time to time.

      "Interest Payment Date" means the stated maturity of an installment of interest on the Notes as specified in the Notes.

      "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

      "Initial Notes" shall mean any of the Notes authenticated and delivered under this Indenture other than the Exchange Notes or the Private Exchange Notes.

      "Investments" means, directly or indirectly, any advance (or other extension of credit), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), any guarantee of any obligations or Indebtedness of any other Person, the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of any evidence of beneficial ownership of, or interest in, any Person. Upon the Designation of an Unrestricted Subsidiary as a Restricted Subsidiary or the acquisition by the Company or a Restricted Subsidiary of an interest in any Person that, as a result thereof, becomes a Restricted Subsidiary, the Company shall be deemed to have made an Investment equal to the Fair Market Value of all Investments owned by such new Restricted Subsidiary. Investments shall exclude (i) accounts receivable and other extensions of trade credit, in each case, on commercially reasonable terms in accordance with normal trade practices, (ii) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the ordinary course of business and (iii) acquisitions of Property or assets paid for solely by the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company.

      "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

      "Joint Venture" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, and (a) which is engaged in a similar line of business as the Company or any Restricted Subsidiary at the date of determination and (b)(i) in the case of a corporation, of which not more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by the Company or any of its Restricted Subsidiaries, or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which the Company or any of its Restricted Subsidiaries has not more than 50% of the ownership and voting power relating to the policies, management and affairs thereof.

      "Lien" means with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Maturity Date" means April 1, 2008.

      "MHE Investments" means MHE Investments, Inc., a Delaware corporation.

      "Moody's" has the meaning provided such term in the definition of "Cash Equivalents" contained herein.

      "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP, plus the amount of any decrease in the deferred tax asset for such period relating to the actual cash tax benefit realized by such Person or the consolidated tax group of which such Person is a member resulting from the election under Section 338(h)(10) of the Code in respect of the Transactions.

      "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in Property (valued at the Fair Market Value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender), less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith.

      "New Credit Facility" means the Credit Agreement, dated as of March 30, 1998, among the Company, Holdings, Material Handling LLC, Morris Material Handling, Ltd., Mondel ULC, Kaverit Steel and Crane ULC and Canadian Imperial Bank of Commerce, as Administrative Agent, Credit Agricole Indosuez, as Syndication Agent, BankBoston, N.A., as Documentation Agent, and the lending institutions listed therein.

      "Non-Guarantor Restricted Subsidiary" means (a) any Foreign Restricted Subsidiary for so long as the issuance of a guarantee by such Foreign Restricted Subsidiary would (i) result in a material increase in the aggregate amount of income tax in respect of the Foreign Restricted Subsidiary and its Subsidiaries on a consolidated basis or (ii) be illegal under the laws of the jurisdiction in which such Foreign Restricted Subsidiary is organized, provided, that, in either case, the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel so stating on the date of such acquisition or creation, (b)(x) any other Foreign Restricted Subsidiary, which is not a One Percent Subsidiary, but only for so long as it is not a One Percent Subsidiary, provided, that the Company shall have delivered to the Trustee an Officers' Certificate to such effect on the date of such acquisition or creation and (y) Linear Motors Limited, U.K. Crane Services Limited, Vaughan Crane Company Ltd., Royce Ltd. and P&H Middle East, Ltd. but only for so long as they are not, individually or collectively, a One Percent Subsidiary, and (c) Hercules and its Subsidiaries, at such time as the Board of Directors of the Company shall determine, provided that (i) all Investments in Hercules or its Restricted Subsidiaries made by the Company or any of its Restricted Subsidiaries after the Issue Date and all Investments owned by Hercules or its Restricted Subsidiaries and acquired after the Issue Date in excess of the amount thereof outstanding on the Issue Date shall be deemed made as of such determination, (ii) all Indebtedness of Hercules or its Restricted Subsidiaries that has been guaranteed by the Company or any Guarantor after the Issue Date shall be deemed incurred as of such determination, and (iii) the Company shall have delivered to the Trustee an Officer's Certificate to such effect on the date of such determination. Notwithstanding the foregoing, no Restricted Subsidiary shall be permitted to be a Non-Guarantor Restricted Subsidiary if any of its Subsidiaries are Guarantors.

      "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

      "Notes" means the Senior Notes due 2008 that are issued pursuant to the terms of this Indenture.

      "October 1997 Drop Down" means the transfer in October 1997 by HarnCo of the assets of its Material Handling Equipment Division to Material Handling, LLC, a wholly-owned subsidiary of Holdings, or to one of its Affiliates and the assumption by such entities of substantially all of the liabilities of HarnCo and its affiliates attributable thereto.

      "Offering Memorandum" means the Offering Memorandum dated March 23, 1998, as supplemented by the Supplement thereto dated March 30, 1998, relating to the Company's offering and placement of the Notes.

      "Officer", with respect to any Person (other than the Trustee), means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President and the Chief Financial officer, the Treasurer or the Secretary of such Person, or any other officer designated by the Board of Directors of such Person, as the case may be.

      "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

      "One Percent Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (i) for the most recent fiscal year of the Company accounted for more than 1.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 1.0% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and its Restricted Subsidiaries for such year prepared in conformity with GAAP. For purposes of this definition, any Subsidiary which, when aggregated with all other Subsidiaries that are not otherwise One Percent Subsidiaries, would constitute a One Percent Subsidiary, shall be deemed to be a One Percent Subsidiary.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, which opinion meets the requirements of Sections 11.4 and 11.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Permitted Affiliate Agreements" means the following agreements between or among the Company and any of MHE

Investments, Inc., Holdings, HarnCo, Chartwell or their respective Affiliates:

      (i) Recapitalization Agreement;

      (ii) Transition Services Agreement between HarnCo and the Company, dated on or about March 30, 1998;

      (iii) Trademark License Agreement between Harnischfeger Technologies, Inc. and the Company, dated on or about March 30, 1998;

      (iv) Separation Agreement between HarnCo and Morris Material Handling, LLC, dated October 26, 1997;

      (v) Component and Manufactured Products Supply Agreement between HarnCo and the Company, dated on or about March 30, 1998;

      (vi) Employment Agreement between the Company and Michael Erwin, dated on or about March 30, 1998;

      (vii) Employment Agreement between the Company and David Smith, dated on or about March 30, 1998;

      (viii) Employment Agreement between the Company and Richard Niespodziani, dated on or about March 30, 1998;

      (ix) Employment Agreement between the Company and Peter Kerrick, dated on or about March 30, 1998;

      (x) Employment Agreement between the Company and Edward Doolan, dated on or about March 30, 1998;

      (xi) Employment Agreement between the Company and Michael Maddock, dated on or about March 30, 1998;

      (xii) Employment Agreement between the Company and Bruce Norridge, dated on or about March 30, 1998;

      (xiii) Management Consulting Agreement between the Company and Chartwell, dated on or about March 30, 1998;

      (xiv) Financial Advisory Agreement between the Company and Chartwell, dated on or about March 30, 1998;

      (xv) Tax Sharing Agreement between MHE Investments, Holdings and certain of Holdings' subsidiaries, dated on or about March 30, 1998;

      (xvi) Shareholders Agreement between MHE Investments, Holdings and HarnCo, dated on or about March 30, 1998;

      (xvii) Credit Indemnification Agreement between Harnischfeger Industries, Inc. and the Company, dated on or about March 30, 1998;

      (xviii) Equity Purchase Agreements between Niles L.L.C. and certain members of management;

      (xix) HK Agreement by and among Holdings, MHE Investments and the majority stockholder of Holdings, dated on or about March 30, 1998; and

      (xx) Employee Loan Agreements between the Company and certain members of management with respect to loans aggregating $600,000 by the Company to such employees to acquire equity interests in Niles L.L.C.

      Each of the foregoing agreements is a Permitted Affiliated Agreement in the form such agreement is in effect immediately after the initial issuance of the Notes on the Issue Date, and as the same may be amended from time to time subject to the provisions of Section 4.6; provided, that notwithstanding such provisions, such agreements may be extended from time to time or otherwise amended, to the extent that a majority of the disinterested members of the Board of Directors of the Company has determined in good faith that no material adverse effect on the creditworthiness of the Company and its Restricted Subsidiaries, taken as a whole, shall result as a consequence thereby.

      "Permitted Foreign Restricted Subsidiary Preferred Stock" means securities of Foreign Restricted Subsidiaries of the Company denominated in Preferred Stock that (a) otherwise have substantially the same characteristics of voting or non-voting Common Stock of a Delaware corporation, (b) do not obligate the issuer to pay current dividends or distributions in cash or otherwise and (c) are not subject to any requirement of redemption or repurchase.

      "Permitted Holder" means Chartwell.

      "Permitted Indebtedness" means:

            (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facilities or Acquired Indebtedness in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) $55 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness, and (b) the greater of (1) $75 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness and (2) the sum of (x) 80% of the book value of accounts receivable of the Company and its Restricted Subsidiaries and (y) 45% of the book value of consolidated inventory of the Company and its Restricted Subsidiaries, in each case, determined at the time of such incurrence, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount of such Indebtedness; provided that $15 million of the Indebtedness incurred under this clause (b) may be incurred solely to obtain letters of credit and to fund draws thereunder to provide credit support for the Surety Arrangement or other Surety Obligations or other letters of credit reasonably necessary in the ordinary course of business;

            (ii) Indebtedness under Surety Obligations and under the Surety Arrangement, in either case, that are due no later than 10 days after the earlier of (a) the Company's or any Restricted Subsidiary's obtaining knowledge of any payment by or in respect of any provider in respect of any Surety Obligation, (b) the demand by any provider for any reimbursement by the Company or any of its Restricted Subsidiaries of any Surety Obligation or (c) the time at which the Company or any of its Restricted Subsidiaries becomes obligated to make payment in respect of any Surety Obligation as a result of the provider having made a payment in respect of such Surety Obligation or as a result of such payment being required to be made by such provider;

            (iii) Indebtedness under the Notes, the Indenture and the Guarantees;

            (iv) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date other than under the South African Credit Facility;

            (v) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary; provided, that Indebtedness of the Company or any Guarantor that is a Wholly-Owned Subsidiary to any Restricted Subsidiary (other than a Guarantor that is a Wholly-Owned Subsidiary) is unsecured Subordinated Indebtedness (or Disqualified Capital Stock) and is incurred for borrowed money; provided, further, that (a) any Indebtedness referred to in the immediately preceding proviso that is no longer held by a Wholly-Owned Subsidiary that is a Guarantor (whether (i) as a result of a sale or transfer of such Indebtedness, (ii) as a result of such Person no longer being a Guarantor that is a Wholly-Owned Subsidiary or (iii) otherwise) or (b) any Indebtedness otherwise referred to in this clause
      (v) that is no longer held by a Restricted Subsidiary or the Company (whether (i) as a result of a sale or transfer of such Indebtedness, (ii) as a result of such Person no longer being the Company or a Restricted Subsidiary or (iii) otherwise), shall, in each case, be deemed incurred at such time;

            (vi) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire Property in the ordinary course of business, which Indebtedness and Capitalized Lease Obligations, in the aggregate, outstanding on any date of incurrence (and any Refinancing Indebtedness in respect thereof), do not exceed 4% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries;

            (vii) Interest Rate Agreements and Currency Agreements;

            (viii) guarantees of obligations of the Company or its Restricted Subsidiaries;

            (ix) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed an aggregate of $10 million in principal amount outstanding at any time; and

            (x) Refinancing Indebtedness in respect of Indebtedness incurred under clauses (iii), (iv), (v) or (vii) above or incurred under Section 4.3(a).

            1.1.1.(i) Investments received in settlement of obligations owed to the Corporation or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Corporation or any Restricted Subsidiary;

            (ii) Investments required pursuant to the following agreements or obligations of the Corporation or a Restricted Subsidiary to make such Investments in effect on the Issue Date: (iii) Investments required to be made pursuant to the Transactions, as follows: All transactions contemplated in the Recapitalization Agreement; and

      "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

            (i) Investments by the Company, or by a Restricted Subsidiary, in the Company or a Guarantor;

            (ii) Investments by the Company or by any Restricted Subsidiary in Non-Guarantor Restricted Subsidiaries not to exceed, in the aggregate, on the date of the making of any Investment pursuant to this clause (ii), 10% of the Consolidated Tangible Assets of the Company and its Restricted Subsidiaries;

            (iii) Cash Equivalents;

            (iv) Investments by the Company, or by a Guarantor, in a Person, if as a result of such Investment (a) such Person becomes a Guarantor of the Company or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets (including the proceeds of such Investment) to, or is liquidated into, the Company or a Guarantor thereof;

            (v) non-cash consideration received in conjunction with the consummation of an Asset Sale that is otherwise permitted under the covenant described in Section 4.8.

            (vi) Interest Rate Agreements and Currency Agreements;

            (vii) any Investment existing on the Issue Date;

            (viii) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

            (ix) Investments required pursuant to the following agreements or obligations of the Company or a Restricted Subsidiary to make such Investments in effect on the Issue Date:

                  (A) Shareholders Agreement among Penang Port SDN BHD., Morris
            Mechanical Handling Limited and the General Electric Company of Malaysia SDN BHD, dated November 8, 1995.

                  (B) Joint Venture Formation and Partners Agreement by and
            among P&H Middle East Ltd., Morris Mechanical Handling, Ltd., and Hamad Abdulla Al-Zamil and Brothers Company, dated 1997.

            (x) Investments required to be made pursuant to the Transactions, as contemplated by the Permitted Affiliate Agreements; and

            (xi) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $15 million at any one time outstanding.

      For purposes of clauses (ii) and (xi) above, the amount of any Investment outstanding, in respect of any Investment and the issuer thereof (and its Subsidiaries), shall be equal to the excess of (a) the aggregate amount of all Investments made therein by the Company or any Restricted Subsidiary on or after the Issue Date (including the Fair Market Value of all such Investments not made in cash or Cash Equivalents, valued at the time of such Investment) over (b) the aggregate amount returned in cash or Cash Equivalents on or with respect to Investments in such Person (whenever such Investment was made) whether through the sale or other disposition of the Investment in such Person (or portion thereof) or through interest payments, principal payments, dividends or other distributions or payments; provided, however, that such payments or distributions shall not be (and have not been) included in clause (c)(3) of the first paragraph of Section 4.4 or otherwise included in Consolidated Net Income.

      "Permitted Liens" means (i) Liens on any Property, Capital Stock or assets of any Person existing at the time such assets are acquired by the Company or any of its Restricted Subsidiaries, whether by merger, consolidation, purchase of assets or otherwise; provided, (a) that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or its Restricted Subsidiaries and (b) that any such Lien does not extend to or cover any Property, Capital Stock or assets other than the Property, Capital Stock or assets being acquired and the proceeds thereof and accessions and additions thereto, (ii) Liens securing Refinancing Indebtedness, provided that any such Lien does not extend to or cover any Property, Capital Stock or assets other than the Property, Capital Stock or assets securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of the Guarantors, (iv) Liens to secure Purchase Money Indebtedness or Capitalized Lease Obligations that is (or are) otherwise permitted under this Indenture; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and expenses, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item and the proceeds thereof, (v) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialsmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (vi) other liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1,000,000 in the aggregate at any one time outstanding, (vii) Liens for taxes, assessments or governmental charges that are not yet due and payable (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by
GAAP), (viii) zoning restrictions, easements or minor defects or irregularities in title and other similar charges or encumbrances on Property not interfering in any material respect with the use of such Property by the Company or any Restricted Subsidiary, (ix) customary deposit arrangements entered into in connection with acquisitions, (x) Liens securing Indebtedness permitted to be incurred under clauses (i) (other than Acquired Indebtedness), and (ix) of the definition of "Permitted Indebtedness" and Liens securing additional Indebtedness under the Credit Facilities or Liens to secure a Guarantor's guarantee of additional Indebtedness under the Credit Facilities, in an aggregate principal amount, with respect to all such additional Indebtedness under such Credit Facilities or under such guarantees, at any one time outstanding not to exceed $45 million, (xi) Liens securing only the Notes, the Indenture or the Guarantees, (xii) Liens in favor of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee, (xiii) Liens existing on the Issue Date securing Indebtedness as in effect on the Issue Date (other than the South African Credit Facility), (xiv) Liens securing obligations under any Interest Rate Agreement or Currency Agreement, and (xv) Liens on Property or other assets (a) in connection with workers' compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (b) to secure the performance of Surety Obligations incurred in the ordinary course of business consistent with industry practice, including under the Surety Arrangement, or
(c) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (a) and (b) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property or services or imposed by ERISA or the Code in connection with a "plan" (as defined in ERISA) (other than any Lien imposed in connection with the Company's 401(k) Plan), or
(d) arising in connection with any attachment or judgment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay, or (e) Liens securing performance of leases, construction, sales or servicing contracts and similar obligations incurred in the ordinary course of business.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

      "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

      "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

      "Private Exchange" shall have the meaning set forth in Section 2.1 and means more particularly any of the Notes authenticated and delivered pursuant to the Private Exchange in the Registration Rights Agreement.

      "Private Exchange Notes" shall have the meaning assigned thereto in the Registration Rights Agreement.

      "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and on any Physical Notes (other than Regulation S Notes) delivered prior to the issuance of the Exchange Notes in the form set forth in Exhibit B.

      "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

      "Public Equity Offering" means any underwritten public offering of shares of Common Stock of the Company or Holdings (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) filed with the Commission in accordance with the Securities Act, provided that in the event of a Public Equity Offering by Holdings, Holdings contributes the Net Proceeds of such Public Equity Offering to the common equity of the Company.

      "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

      "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A.

      "Recapitalization" means the recapitalization of Holdings pursuant to the Recapitalization Agreement.

      "Recapitalization Agreement" means the Recapitalization Agreement, dated as of January 28, 1998, among HarnCo, the sellers named therein and MHE Investments, Inc., together with Amendment No. 1 thereto, dated as of March 4, 1998, and Amendment No. 2 thereto dated as of March 23, 1998.

      "Record Date" means the record dates specified in the Notes

      "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

      "Redemption Price" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, (including Additional Interest, if any) to the Redemption Date.

      "Refinancing Indebtedness" means Indebtedness that refunds or refinances any Indebtedness of the Company or its Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) if the Indebtedness being refunded or refinanced is Subordinated Indebtedness, the Refinancing Indebtedness is subordinated to the Notes and/or the Guarantees, as the case may be, to at least the same extent as the Indebtedness being refunded or refinanced, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded or refinanced, or (b) at least 91 days after the final stated maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final stated maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded or refinanced that is scheduled to mature on or prior to the final stated maturity date of the Notes, and, in the case of clause (ii) above and this clause (iii), such Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary) which is conditioned on a change of control of the Company pursuant to provisions substantially similar to those contained in this Indenture described under Section 4.8, 4.14 or otherwise on terms substantially similar to those in such Indebtedness being refinanced, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded or refinanced, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing prepayment provisions on such Indebtedness being refunded or refinanced and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded or refinanced, except that the Company may incur Refinancing Indebtedness to refund or refinance Indebtedness of any Guarantor of the Company and any Guarantor may incur Refinancing Indebtedness to refund or refinance Indebtedness of any other Guarantor.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 30, 1998 among the Company, the Guarantors named therein, CIBC Oppenheimer Corp. and Goldman, Sachs & Co, as Initial Purchasers and Indosuez Capital, as Financial Advisor.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Replacement Assets" means (x) Properties or assets (other than cash or Cash Equivalents or any Capital Stock or other security) that will be used in a business of the Company and the Restricted Subsidiaries conducted on the Issue Date or in a business reasonably related thereto or (y) Capital Stock of any Person that will become on the date of acquisition thereof a Guarantor as a result of such acquisition.

      "Responsible Officer," when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, treasurer or assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Note" shall have the meaning provided such term in the Registration Rights Agreement.

      "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment of any kind or character (whether in cash, Property or securities) on Capital Stock of the Company or any Restricted

Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of the Company and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company and (z) dividends or distributions from a Non-Guarantor Restricted Subsidiary that are paid ratably to all Persons holding the Capital Stock of such Non-Guarantor Restricted Subsidiary in proportion to the Capital Stock held by such Persons), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries or any options, warrants or rights to purchase or acquire such shares or any securities convertible or exchangeable into such shares (other than any such shares, options, warrants, rights or securities (a) that are owned by the Company or a Restricted Subsidiary of the Company; provided that such options, warrants, rights or securities are purchased, redeemed or otherwise acquired for value by the issuer thereof, or (b) the issuer of which is a Non-Guarantor Restricted Subsidiary that remains such immediately after such purchase, redemption or other acquisition; provided that for purposes of this clause (b), such purchase, redemption or other acquisition or retirement for value is permitted under clauses (ii), (ix) or (xi) of the definition of Permitted Investments), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (other than Subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment other than a Permitted Investment, (v) any designation (other than pursuant to clause (xi) of the definition of Permitted Investments) of a Restricted Subsidiary as an Unrestricted Subsidiary (a "Designation"); provided that the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary that were Restricted Subsidiaries, (vi) forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary and (vii) any advisory fee paid to an Affilaite with respect to a specific transaction (other than fees payable on the Issue Date upon consummation of the Transactions). For purposes of determining the amount expended for Restricted Payments, (a) cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value, except that in determining the amount of any Restricted Payment made under clause (v) above, the amount of such Restricted Payment shall be equal to the greater of (i) the book value or (ii) the Fair Market Value of the Company's direct and indirect proportionate interest in such Subsidiary on such date and
(b) upon the Designation of an Unrestricted Subsidiary as a Restricted Subsidiary, or the acquisition by the Company or a Restricted Subsidiary of an interest in any Person that, as a result thereof, becomes a Restricted Subsidiary, the Company shall be deemed to have made a Restricted Payment equal to the Fair Market Value of the Capital Stock or Subordinated Indebtedness of the Company or its Subsidiaries owned by such new Restricted Subsidiaries.

      "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) no Default or Event of Default shall have occurred and be continuing, (ii) Indebtedness of such Person and its Subsidiaries and all Liens on any asset of such Person and its Subsidiaries outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under this Indenture and (iii) the provisions referred to in clause (b) of the last sentence of the definition of Restricted Payment is complied with and any Investments pursuant to the second sentence of the definition of Investments are permitted to be made pursuant to this Indenture.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "S&P" has the meaning provided to such term in the definition of Cash Equivalents herein.

      "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

      "Seller Note" means any Indebtedness of the Company or any Restricted Subsidiary issued to a seller as a portion of the purchase price in any Asset Acquisition by the Company or such Restricted Subsidiary from such seller.

      "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act, but shall not include any Unrestricted Subsidiary.

      "South African Credit Facility" means a Credit Facility in an aggregate principal amount or with aggregate commitments not to exceed $5 million to be entered into by Morris Mechanical Handling (Pty) Ltd.

      "Subordinated Indebtedness" of the Company or any Guarantor means any Indebtedness (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

      "Subsidiary" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total Voting Stock is held by such first-named Person or any of its Subsidiaries or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

      "Surety Arrangement" means one or more surety arrangements providing, inter alia, for the issuance of Surety Obligations, between the Company or any of its Restricted Subsidiaries and one or more providers, provided to the Company or its Restricted Subsidiaries including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

      "Surety Obligations" means any bonds, including bid bonds, advance bonds, or performance bonds, letters of credit, warranties, and similar arrangements between the Company or any of its Restricted Subsidiaries and one or more surety providers, for the benefit of the Company's or any Restricted Subsidiary's suppliers, vendors, insurers, or customers including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, modified, renewed, refunded, replaced, restated or refinanced from time to time.

      "Tax Allocation Agreement" means a tax allocation agreement among the Company, Holdings and MHE Investments, as in effect on the Issue Date and as the same may be amended from time to time subject to the provisions of Section 4.6; and provided that no material adverse effect on the Company or on the holders of the Notes shall result as a consequence thereby.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 8.3 hereof).

      "Transactions" means, collectively, the Recapitalization, the Financings and the October 1997 Drop Down and the other related transactions described in the section "The Transactions" contained in the Offering Memorandum.

      "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means the successor.

      "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified (whether on or after the Issue Date) as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary may be so classified as an Unrestricted Subsidiary only if (i) such classification is in compliance with the covenant set forth in Section 4.4, (ii) such Subsidiary does not own beneficially any Capital Stock of the Company or any Restricted Subsidiary (other than any Restricted Subsidiary of such Subsidiary that is being designated as an Unrestricted Subsidiary at the time of such classification) and (iii) all Indebtedness of the Company or any Restricted Subsidiary to such Subsidiary is deemed incurred at the time of such classification or at the time such Capital Stock is no longer so owned. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted. This Indenture will provide that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, at any time, (a) be liable for any Indebtedness of any Unrestricted Subsidiary or (b) be liable for any Indebtedness that provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

      "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

      "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

      "Wholly-Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.2. Other Definitionss.

      The definitions of the following terms may be found in the sections indicated as follows:

      Term                                              Defined in Section
      ----                                              ------------------

      "Additional Excess Proceeds Offer"........................... 4.8(c)
      "Affiliate Transaction"...................................... 4.6(a)
      "Agent Members".............................................. 2.16(a)
      "Bankruptcy Law"............................................. 6.1
      "Business Day"............................................... 11.7
      "CEDEL"...................................................... 2.16(a)
      "Change of Control Offer".................................... 4.14
      "Change of Control Payment Date"............................. 4.14(b)
      "Change of Control Purchase Price"........................... 4.14
      "Covenant Defeasance"........................................ 9.3
      "Custodian".................................................. 6.1
      "Discharge".................................................. 9.1
      "Euroclear".................................................. 2.16(a)
      "Event of Default"........................................... 6.1
      "Excess Proceeds Offer"...................................... 4.8(a)
      "Excess Proceeds Offer Amount"............................... 4.8(d)
      "Excess Proceeds Offer Period"............................... 4.8(d)
      "Excess Proceeds Purchase Date".............................. 4.8(d)
      "Global Notes"............................................... 2.16(a


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

      "Legal Defeasance"........................................... 9.2
      "Legal Holiday".............................................. 11.7
      "Other Notes"................................................ 2.2
      "Paying Agent"............................................... 2.4
      "Registrar".................................................. 2.4
      "Regulation S Global Note"................................... 2.16(a)
      "Regulation S Notes"......................................... 2.2
      "Reinvestment Date".......................................... 4.8(a)
      "Restricted Global Note"..................................... 2.16(a)
      "Restricted Period".......................................... 2.16(f)
      "Rule 144A Notes"............................................ 2.2
      "Surviving Entity"........................................... 5.1

Section 1.3. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the Securities and Exchange Commission.

      "indenture securities" means the Notes.

      "indenture securityholder" means a Holder or a Noteholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.4. Rules of Construction.

            Unless the context otherwise requires:

            (i) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (iii) "or" is not exclusive;

            (iv) words in the singular include the plural, and in the plural include the singular;

            (v) words used herein implying any gender shall apply to every gender;

            (vi) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof;

            (vii) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

            (viii) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount that would be shown on a balance sheet of the issuer thereof dated such date in accordance with GAAP; and

            (ix) all references to $ means U.S. Dollars.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.1. Amount of Notes.

      The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $200,000,000, upon a written order of the Company signed by two Officers of the Company. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

      Upon receipt of a Company Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $200,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act not bearing the Private Placement Legend (the "Exchange Notes") or pursuant to a Private Exchange (the "Private Exchange Notes"). Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence.

Section 2.2. Form and Dating.

      The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Any such notations, legends or endorsements shall be furnished to the Trustee in writing. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") shall be represented by Physical Notes bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

      The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

      The Notes may be presented for registration of transfer and exchange at the offices of the Registrar in the Borough of Manhattan, The City of New York, State of New York.

Section 2.3. Execution and Authentication.

      One Officer shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

      The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

      The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.4. Registrar and Paying Agent.

      The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company, if any, in respect of the Notes and this Indenture may be served. The Company hereby designates the Corporate Trust Office. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate thereof may act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Noteholder.

      The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to compensation in accordance with Section 7.7.

      The Company initially designates the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.5. Paying Agent to Hold Money in Trust.

      Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(i) or (ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.6. Noteholder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.7. Transfer and Exchange.

      Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Company may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.6, 4.8, 4.14 or 8.5 (in which events the Company shall be responsible for the payment of such taxes). The Trustee shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the selection of Notes to be redeemed or any Note selected for redemption (or portion thereof selected for redemption).

      Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

      Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

      Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any federal or state securities laws.

Section 2.8. Replacement Notes.

      If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement
Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Company, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Company, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Company and the Trustee may each charge such Holder for its respective expenses (including, without limitation, reasonable attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute an additional contractual obligation of the Company.

Section 2.9. Outstanding Notes.

      The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.1 and 9.2, on or after the date on which the conditions set forth in Section 9.1 or 9.2 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.9 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

      If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives written notice that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

      If the Paying Agent holds, in its capacity as such, on any Redemption Date, any Change of Control Payment Date, any Excess Proceeds Purchase Date or on the Maturity Date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of Default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such declaration, notice, direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, any other obligor or guarantor on the Notes or any of their respective Affiliates.

Section 2.11. Temporary Notes.

      Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12. Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy canceled Notes and deliver a certificate of destruction thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, such interest shall forthwith cease to be payable to the registered Holder on the relevant Record Date and the Company shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, pursuant to Section 4.1 hereof, to the Persons who are Noteholders on a subsequent special Record Date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special Record Date and payment date and provide the Trustee at least 20 days' notice of the proposed amount of defaulted interest to be paid and the special payment date and at the same time the Company shall deposit with the Trustee the aggregate amount proposed to be paid in respect of such defaulted interest. At least 15 days before such special Record Date, the Company shall mail to each Noteholder a notice that states the special Record Date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. CUSIP Number.

      The Company in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any such CUSIP number used by the Company in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.15. Deposit of Moneys.

      Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or the Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

Section 2.16. Book-Entry Provisions for Global Notes.

      (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall
(i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, Agent Members of the Depository holding for Euroclear System ("Euroclear") and Cedel Bank, societe anonyme. ("CEDEL")),
(ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

      Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

      (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository within 90 days of such notice or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor depository within 90 days of such notice, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes and the Registrar has received a written notice from the Depository to issue Physical Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

      (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

      (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

      (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraphs (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit B and Exhibit C, in each case, unless the Company determines otherwise in compliance with applicable law.

      (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the original issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or CEDEL, as indirect participants in the Depository, unless transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

      (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

      (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

      (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17. Special Transfer Provisions.

      (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after March 30, 2000 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or
      (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and an Opinion of Counsel in form and substance reasonably acceptable to the Company and the Registrar stating that the transfer restrictions contained in the legend are no longer applicable; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and
      (y)instructions given in accordance with the Depository's and the Registrar's procedures, whereupon: (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

      (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

      (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(x) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Registrar to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuers to such effect.

      (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

      The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18. Computation of Interest.

      Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE 3.

                                   REDEMPTION

Section 3.1. Notices to Trustee.

      If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days but not more than 60 days prior to the Redemption Date or such other period as the Trustee may agree to (which agreement shall not unreasonably be withheld) the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions for optional redemption contained in paragraph 5 of the Notes, as appropriate.

Section 3.2. Selection by Trustee of Notes to Be Redeemed.

      In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as it shall deem fair and equitable; provided, however, that the Company shall have previously notified the Trustee in writing of any such exchange on which the Notes are listed; and provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis, unless such a method is prohibited. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3. Notice of Redemption.

      At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section
2.3 hereof.

      Each notice for redemption shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price and the amount of premium and accrued interest, if any, to be paid;

            (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (iv) the name and address of the Paying Agent;

            (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            (vi) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

            (vii) the provision of paragraph 5 of the Notes pursuant to which the Notes called for redemption are being redeemed; and

            (viii) the aggregate principal amount of Notes that are being redeemed.

      At the Company's written request made at least 10 Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.4. Effect of Notice of Redemption.

      Once the notice of redemption described in Section 3.3 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus interest accrued to the Redemption Date, if any. Upon surrender to the Paying Agent, Notes called for redemption shall be paid at the Redemption Price, including any premium, plus interest accrued thereon to the Redemption Date, provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.5. Deposit of Redemption Price.

      On or prior to 11:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest (including Additional Interest, if any) on all Notes to be redeemed.

      On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph and the payment thereof is not prohibited pursuant to the terms of this Indenture, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.4, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.6. Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts specified in the Registration Rights Agreement.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.1. Payment of Notes.

      The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest (and Additional Interest), and the Change of Control Purchase Price and Excess Proceeds Offer Purchase Price, shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such amount.

      The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.2. Reports to Commission and Holders.

      Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and to the holders of the Notes within 10 days after it is or would have been required to file them with the Commission, (i) all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q (without exhibits) if the Company were required to file such forms, including a section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8 -K (without exhibits) if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Company shall furnish to the Trustee, the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act and the exhibits omitted from the information furnished pursuant to the preceding sentence, for so long as the Notes are not freely transferable under the Securities Act. The Company will also comply with the other provisions of ss. 314(a) of the Trust Indenture Act.

Section 4.3. Limitation on Additional Indebtedness

      (a) The Company will not, and will not cause or permit any Restricted Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including any Acquired Indebtedness); provided that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness (including any Acquired Indebtedness) if the Company's Consolidated Interest Coverage Ratio is greater than 2.0 to 1.

      (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

Section 4.4. Limitation on Restricted Payments

      The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment after the Issue Date, unless:

      (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

      (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.3(a); and

      (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum (without duplication) of (1) 50% of the cumulative Consolidated Net Income of the Company (or minus 100% of any cumulative deficit in Consolidated Net Income) for the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter immediately preceding such Restricted Payment, (2) 100% of the aggregate Net Proceeds in cash received by the Company from the issuance or sale, after the Issue Date (other than to a Restricted Subsidiary), of (A) Capital Stock (other than Disqualified Capital Stock) of the Company or (B) any Indebtedness or other securities of the Company that are convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted or exercised or exchanged (other than by a Restricted Subsidiary of the Company), excluding, in the case of clause (c)(2), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes in accordance with the second paragraph of paragraph 5 of the Notes and (3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers or distributions of Property or return of capital (but only to the extent such interest, dividends or repayments or other transfers or distributions of Property or return of capital are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including Unrestricted Subsidiaries) or from redesignations (the designation of which did not constitute a Permitted Investment) of Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with this Indenture, not to exceed in the case of any Person the amount of Investments (other than Permitted Investments) previously made by the Company or any Restricted Subsidiary in such Person. For purposes of determining the amount expended for Restricted Payments under this clause (c), Property other than cash (including a distribution of assets) shall be valued at its Fair Market Value.

      The provisions of this Section 4.4 shall not prohibit:

            (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

            (ii) the retirement of any shares of Capital Stock of the Company or Subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock) of the Company, or out of, the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), provided that any such Net Proceeds are excluded from clause (c)(2) of the immediately preceding paragraph for the purposes of this calculation (and were not included therein at any time);

            (iii) the redemption, repayment or retirement of Subordinated Indebtedness in exchange for, by conversion into, or out of the Net Proceeds of, (x) a substantially concurrent sale or incurrence of Subordinated Indebtedness (other than any Indebtedness owed to a Restricted Subsidiary) or (y) a substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of shares of Capital Stock of the Company, provided that any such Net Proceeds are excluded from clause
      (c)(2) of the immediately preceding paragraph (and were not included therein at any time);

            (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company, or out of the Net Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of Disqualified Capital Stock of the Company;

            (v) payments to Holdings or any other Person in respect of which Holdings or such other Person is a member of the consolidated tax group of the Company, for so long as Holdings or such other Person owns such amount of the Capital Stock of the Company as will permit it or a member of the consolidated tax group of Holdings or such other Person to be entitled to file consolidated federal tax returns with the Company, for income taxes pursuant to the Tax Allocation Agreement or for the purpose of enabling

      Holdings or such other Person or any such members to pay taxes other than income taxes, to the extent actually owed and attributable to the operations of the Company and its Subsidiaries or to Holdings' or such other Person's ownership thereof;

            (vi) payments to Holdings, for so long as it owns not less than a majority of the outstanding Common Stock of the Company, in amounts sufficient to pay the ordinary operating and administrative expenses of Holdings (including all reasonable professional fees and expenses), including in connection with its complying with its reporting obligations (including filings with the Commission and any exchange on which Holdings' securities are traded) and obligations to prepare and distribute business records in the ordinary course of business and Holdings' costs and expenses relating to taxes, other than those referred to in clause (v) (which taxes are attributable to the operations of the Company and its Restricted Subsidiaries or to Holdings' ownership thereof); provided, however, that the aggregate payments paid in each fiscal year pursuant to this clause (vi) will not exceed 0.20% of the consolidated net sales of the Company and its Restricted Subsidiaries for such fiscal year;

            (vii) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company, Holdings or of any Person that directly or indirectly controls (as defined in the definition of Affiliate) Holdings held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment and pursuant to the terms of any agreement under which such Capital Stock was issued; provided that the aggregate Fair Market Value of the consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $500,000 in any fiscal year;

            (viii) payments due under the Permitted Affiliate Agreements (other than payments pursuant to clause (v) above) that would otherwise constitute Restricted Payments; and

            (ix) payments that would otherwise constitute Restricted Payments, not to exceed $750,000 in the aggregate;

provided, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clause (i) (but only if the declaration thereof has not been counted in a prior period), (vi)

(other than to the extent otherwise reducing Consolidated Net Income), (vii) and
(ix) shall be included, without duplication, in such calculation and (ii),
(iii), (iv), (v) and (viii) shall not be included in such calculation. Nothing in the immediately preceding proviso is meant to affect whether any amount expended pursuant to clause (v) should be reflected in Consolidated Net Income.

      If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture, notwithstanding any subsequent adjustment made in good faith to the Company's financial statements affecting the calculation of Consolidated Net Income.

Section 4.5. Limitations on Liens

      The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) on or with respect to any Property or assets of the Company or any of its Restricted Subsidiaries owned on the Issue Date or thereafter acquired or designated, or on the income or profits thereof, unless (i) if such Lien secures Indebtedness which is ranked pari passu with the Notes or any Guarantee, then the Notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) if such Lien secures Subordinated Indebtedness, then the Notes or such Guarantee, as the case may be, are secured and the Lien securing such other Indebtedness shall be subordinated to the Lien granted to the holders of the Notes or such Guarantee, as the case may be, at least to the same extent as such Indebtedness is subordinated to the Notes or such Guarantee, as the case may be.

Section 4.6. Limitation on Transactions with Affiliates

      (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, Property or services) with any Affiliate (each, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date, unless (i) such Affiliate Transaction is between or among the Company and the Restricted Subsidiaries or between or among Restricted Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $2 million which is not permitted under clause (i) of the immediately preceding sentence, the Company shall deliver to the Trustee a resolution of a majority of the disinterested members of the Board of Directors of the Company which reflects the approval of such Affiliate Transaction and a determination that such Affiliate Transaction complies with clause (ii) of the immediately preceding sentence. In any Affiliate Transaction (or series of related Affiliate Transactions) which includes the payment of fees of $1 million or more to Chartwell, the Company shall deliver to the Trustee a resolution of a majority of the disinterested members of its Board of Directors which reflects the approval of such Affiliate Transaction. In addition, in any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $10 million which is not permitted under clause (i) of the immediately preceding sentence, the Company must deliver to the Trustee, prior to the consummation of the transaction or transactions, a written opinion from a nationally recognized investment banking firm or other expert stating that such transaction or transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that no such opinion shall be required in respect of the provision of services or sales of inventory or products by the Company or any of its Restricted Subsidiaries to a Joint Venture in the ordinary course of business.

      (b) The provisions in clause (a) above will not apply to: (i) any transaction or series of related transactions pursuant to the terms of the Permitted Affiliate Agreements; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management; (iii) any payment that would be permitted under the first paragraph or clauses (v) or (vi) of the second paragraph of Section 4.4; (iv) any Permitted Investment (other than Permitted Investments made pursuant to clause (xi) of the definition of Permitted Investments); or (v) loans or advances to employees and officers of the Company or any of its Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation. The aggregate management, consulting and similar fees paid by the Company or its Subsidiaries (excluding expenses and amounts paid pursuant to the last sentence of this Section 4.6(b) or pursuant to clause
(iii) of this paragraph) to Chartwell shall not exceed $1 million during any fiscal year; provided that any such fees may accrue but shall not be paid by the Company at any time after the occurrence and during the continuance of a Default or Event of Default until such Default or Event of Default is cured, whereupon such accrued and unpaid fees may be paid in addition to other permitted fees. In addition, the Company may pay advisory fees to an Affiliate of the Company (including Chartwell) with respect to specific transactions, provided that such payments would be permitted under the first paragraph of
Section 4.4. In addition, for purposes of this Section 4.6(b), any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the disinterested members of the Board of Directors shall be deemed to comply with clause (ii) of the first sentence of the preceding paragraph. Notwithstanding the provisions of this Section 4.6, the Company may pay fees and expenses to Affiliates of the Company on the Issue Date in connection with the consummation of the Transactions.

Section 4.7. Limitation on Creation of Subsidiaries

      The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of this Indenture, (ii) a Restricted Subsidiary that is acquired or created after the date of this Indenture, or
(iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary that is required to be a Guarantor pursuant to Article 10, and is acquired or created pursuant to clause (ii) shall have executed a Guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to this Indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary shall become a Guarantor.

Section 4.8. Limitation on Certain Asset Sales

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

      (i) the Company or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition equal to the Fair Market Value thereof;

      (ii) not less than 85% of the consideration received by the Company or any of its Restricted Subsidiaries, as the case may be, is in the form of (A) cash or Cash Equivalents; provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities or liabilities (including Subordinated Indebtedness) subordinated to the Notes or the Guarantees or Indebtedness without general recourse to the obligor thereof) that are assumed or forgiven by the transferee of any such assets will be deemed to be cash for the purposes of this clause (ii) if the Company or such Restricted Subsidiary is released from any liability for such liabilities and (B) Replacement Assets; and

      (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiaries are applied (A) either (x) to the extent the Company elects, or is required, to the prepayment, repayment or purchase of Indebtedness outstanding under the Credit Facility or any other secured Indebtedness of the Company or any Restricted Subsidiary within 360 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; or (y) to the extent the Company elects, to acquisitions of assets (and Investments otherwise permitted to be made in accordance with the terms of this Indenture) used or useful in businesses similar or reasonably related to the business of the Company or its Restricted Subsidiaries as conducted at the time of such Asset Sale; provided, further, that such acquisitions or Investments occur on or prior to the 365th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and (B) if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes (and at its option, to an offer to repurchase other pari passu Indebtedness; provided that the stated maturity date of such Indebtedness is not later than the stated maturity date of the Notes), at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"). To the extent that any amount of Available Asset Sale Proceeds remains after the completion of such Excess Proceeds Offer, the Company may use such remaining amount in any manner permitted by this Indenture and the amount of Available Asset Sale Proceeds then required to be otherwise applied in accordance with this Section 4.8 shall be reset to zero.

      The Company will comply with the following provisions in connection with any Excess Proceeds Offer required to be made pursuant to this Section 4.8(iii):

      (a)(i) The Excess Proceeds Offer will remain open for a period of at least 30 days following its commencement but not longer than 60 days, except to the extent that a longer period is required by applicable law (the "Excess Proceeds Offer Period"). On the Business Day following the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Purchase Date"), the Company will purchase the principal amount of Notes required to be purchased to this Section
4.8 (the "Excess Proceeds Offer

Amount") or, if less than the Excess Proceeds Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn in response to the Excess Proceeds Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes. If the Excess Proceeds Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest (or Additional Interest (to the extent involving interest that is due and payable on such Interest Payment Date), if any) shall be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

      (b) Upon the commencement of an Excess Proceeds Offer, the Company shall send, by first class mail within 30 days following the Reinvestment Date, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The Excess Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

            (i) that the Excess Proceeds Offer is being made pursuant to this
      Section 4.8 and the Excess Proceedds Offer Period during which the Excess Proceeds Offer shall remain open and whether the Company has elected to offer to repurchase other pari passu Indebtedness;

            (ii) the Excess Proceeds Offer Amount (including the calculations used in determining the amount of Available Asset Sale Proceeds), the Exceeds Proceeds Offer Purchase Price and the Excess Proceeds Purchase Date;

            (iii) that any Notes which are not validly tendered or are not otherwise accepted for payment shall continue to accrue interest and Additional Interest, if applicable;

            (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest and Additional Interest, if applicable, after the Excess Proceeds Purchase Date;

            (v) that any Holder electing to have a Note purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Excess Proceeds Purchase Date;


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

            (vi) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, no later than the expiration of the Excess Proceeds Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Proceeds Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

      (c) On or before the Excess Proceeds Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Excess Proceeds Offer Amount of Notes or portions thereof so validly tendered and not properly withdrawn pursuant to the Excess Proceeds Offer, or if less than the Excess Proceeds Offer Amount has been so validly tendered and not properly withdrawn, all Notes validly tendered and not properly withdrawn, (2) deposit by 11:00 A.M. New York City time, on such date with the Paying Agent an amount equal to Exceeds Proceeds Offer Amount, plus accrued and unpaid interest, and Additional Interest, if any, in respect of all Notes, or portions thereof, so accepted and (3) shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.8. The Company, the depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Excess Proceeds Purchase
Date) mail or deliver to each tendering Holder an amount equal to the Excess Proceeds Offer Purchase Price of the Notes validly tendered and not properly withdrawn by such Holder and accepted by the Company for purchase. Upon surrender and cancellation of a certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Physical Note a new Physical Note equal in principal amount to the unpurchased portion of such surrendered Physical Note; provided that each such new certificated Note shall be in a principal amount at the Maturity Date of $1,000 or an integral multiple thereof. Upon surrender of a Global Note that is purchased in part pursuant to an Excess Proceeds Offer, the Paying Agent shall forward such Global Note to the Trustee who


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

shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in the Notes. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Purchase Date. For purposes of this Section 4.8, the Trustee shall act as the Paying Agent.

      (d) If at any time the Company is required to make an Excess Proceeds Offer, the Company is also required to make one or more offers (each, an "Additional Excess Proceeds Offer") for any of its securities or those of any of its Affiliates, the Company shall be entitled to make any such Additional Excess Proceeds Offers simultaneously with such Excess Proceeds Offer; provided, that, to the extent the Company is required to purchase any such other securities pursuant to such Additional Excess Proceeds Offers, the Available Asset Sale Proceeds shall be reduced by an amount equal to the aggregate purchase price of all such other securities purchased pursuant to such Additional Excess Proceeds Offers.

      (e) The Company shall comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

Section 4.9. Limitation on Preferred Stock of Restricted Subsidiaries

      The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary), other than Permitted Foreign Restricted Subsidiary Preferred Stock, or permit any Person (other than the Company or a Wholly-Owned Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.3 in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued or so held.

Section 4.10. Limitation on Capital Stock of Restricted Subsidiaries

      The Company will not (i) sell, pledge or hypothecate (other than Permitted Liens) or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary other than to a Wholly-Owned Subsidiary, (ii) permit any of its Restricted Subsidiaries to sell, pledge or hypothecate (other than Permitted Liens) or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company other than to the Company or a Wholly-Owned Subsidiary or (iii) permit any of its Restricted


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

Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to (a) an Asset Sale consisting of not less than 85% of the Capital Stock of a Restricted Subsidiary owned by the Company made in compliance with Section 4.8, (b) the issuance of Preferred Stock in compliance with Section 4.9, (c) the issuance of director's qualifying shares if required by applicable law or (d) the issuance of Capital Stock of a Foreign Restricted Subsidiary to third parties; provided, that immediately after such transaction, such Foreign Restricted Subsidiary remains a Foreign Restricted Subsidiary.

Section 4.11. Limitation on Sale and Lease-Back Transactions

      The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the Fair Market Value of the property sold and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.3. The foregoing restrictions shall not apply to the Exempt Sale and Lease-Back Transaction.

Section 4.12. Limitation on Dividend and Other Payment Restrictions Affecting
              Subsidiaries

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or
(B) with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (iii) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries that is a stockholder of such Person or (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries that is a stockholder of such Person, except for such encumbrances or restrictions existing under or by reason of:

            (i) encumbrances or restrictions as in effect on the Issue Date;

            (ii) any Credit Facility (existing on the Issue Date), this Indenture, the Notes, the Guarantees and any Surety Arrangement (existing on the Issue Date) or any Surety Arrangement arising after the Issue Date which, in the good faith judgment of the Board of Directors of the Company, contains substantially the same or less restrictive encumbrances or restrictions than those contained in any Surety Arrangements existing on the Issue Date and any permitted amendment, modification or supplement thereto and any permitted renewal, refinancing, replacement or refunding thereof; provided, that in the good faith judgment of the Board of Directors of the Company, such encumbrances or restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being amended, modified, supplemented, extended, refinanced, renewed, replaced, defeased or refunded;

            (iii) applicable law;

            (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries or of any Person that becomes a Restricted Subsidiary as in effect at the time of such acquisition or such Person becoming a Restricted Subsidiary (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition of such Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the Properties or assets of any Person, other than the Person, or the Property or assets of the Person (including any Subsidiary of the Person), so acquired;

            (v) customary non-assignment provisions in leases, licenses or other agreements entered into in the ordinary course of business and consistent with past practices;

            (vi) Refinancing Indebtedness; provided that, in the good faith judgment of the Board of Directors of the Company, such encumbrances or restrictions are in the aggregate no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (vii) Indebtedness having restrictions and encumbrances no more restrictive than those contained in this Indenture, the Notes and the Guarantees; provided that the Company is the primary obligor under such Indebtedness;

            (viii) customary restrictions in security agreements or mortgages or Permitted Liens securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or Permitted Liens;

            (ix) customary restrictions in stock or asset purchase agreements to the extent such restrictions apply to the Person selling stock or assets (and/or such Person's

      Subsidiaries) solely during the period prior to the closing under such agreements; or

            (x) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof).

      Nothing contained in this Section 4.12 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the Section 4.5 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries incurred in accordance with this Indenture.

Section 4.13. Payments for Consent

      Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Noteholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Noteholders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.14. Change of Control Offer

      Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date in accordance with the procedures set forth in this Section 4.14.

      Within 30 days of the occurrence of a Change of Control, the Company shall
(i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

      (a) that a Change of Control Offer is being made pursuant to this covenant and that all Notes validly tendered will be accepted for payment;

      (b) the Change of Control Purchase Price and the purchase date (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

      (c) that any Note not validly tendered will continue to accrue interest;

      (d) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

      (e) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

      (f) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

      (g) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided, that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

      (h) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

      (i) the name and address of the Paying Agent.

      On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

      If any of the Credit Facilities are in effect or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in the second preceding paragraph, but in any event within 30 days following any Change of Control, the Company shall be required to (i) repay in full all obligations under or in respect of such Credit Facility or offer to repay in full all obligations under or in respect of such Credit Facility and repay within such 30-day period the obligations under or in respect of such Credit Facility of each lender who has then irrevocably accepted such offer or (ii) obtain the requisite consent under such Credit Facility to permit the purchase of the Notes as described above. The Company must first comply with the provisions of the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the provisions of the preceding sentence constitutes an Event of Default described in clause (iii) of Section 6.1 below.

      If the Company or any Restricted Subsidiary thereof has issued any outstanding (i) Subordinated Indebtedness or (ii) Preferred Stock, and the Company or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such Subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company or such Restricted Subsidiary shall not consummate any such offer or distribution with respect to such Subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the Noteholders that have validly accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Noteholders. The Company will not issue Subordinated Indebtedness or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment hereunder.

      The Company will comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15. Waiver of Stay, Extension or Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.16. Compliance Certificate.

      The Company will deliver to the Trustee on or before 90 days after the end of the Company's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred during such fiscal quarter or such fiscal year. If they do, the certificate shall describe all such Defaults or Events of Default, their status and the intended method of cure, if any.

Section 4.17. Taxes.

      The Company shall, and shall cause each of its Restricted Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.18. Legal Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Noteholders.

Section 4.19. Maintenance of Office or Agency.

      The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.2.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby initially designates the address of the Trustee as such office of the Company.

Section 4.20. Maintenance of Properties; Insurance; Books and Records;
              Compliance with Law.

      (a) The Company shall, and shall cause each of its Restricted Subsidiaries at all times to cause, all material properties used in and necessary to the conduct of its and their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.20 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any such Properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Subsidiary of the Company so concerned, or of an Officer (or other agent employed by the Company or of the Restricted Subsidiary so concerned) or of Company or a Restricted Subsidiary having managerial responsibility for any such Property, desirable in the conduct of ther business of the Company or such Restricted Subsidiary of the Company, and if such disocntinuance or disposal is not adverse in any material respect to the Holders.

      (b) To the extent available at commercially reasonable rates, the Company shall maintain, and shall cause its Restricted Subsidiaries, to the extent such Restricted Subsidiaries maintain operations, to maintain insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size.

      (c) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

      (d) The Company shall and shall cause each of its Restricted Subsidiaries to comply with all applicable statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, assets or financial condition of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.21. Additional Guarantor.

      The Company shall cause Birmingham Crane & Hoist, Inc. to become a Guarantor pursuant to Article 10 hereof, including the terms and provisions of
Section 10.2 hereof, not later than July 31, 1998.

                                   ARTICLE 5.

                              SUCCESSOR CORPORATION

Section 5.1. Limitation on Consolidation, Merger and Sale of Assets.

      The Company will not consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any of its Restricted Subsidiaries to sell, assign, lease, convey or otherwise dispose of (however effected, including, without limitation, by merger or consolidation)) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case:
(i)(x) the Company shall be the continuing Person, or (y) the Person (if other than the Company) formed by such consolidation or into which the Company or the Restricted Subsidiary, as the case may be, is merged or to which the Properties and assets of the Company or any Restricted Subsidiary, as the case may be, are transferred (such Person, the "Surviving Entity") (1) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture, the Guarantees and the Registration Rights Agreement, as the case may be (upon which assumption the Company and such Guarantor shall be discharged of any and all obligations on the Notes, this Indenture, the Guarantees and the Registration Rights Agreement), and the obligations under this Indenture and the Guarantees of the Guarantors (other than such Guarantors) shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) the Company (or the Surviving Entity if the Company is not continuing) (A) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and
(B) could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.3; provided that a Restricted Subsidiary may merge with and into the Company without complying with this clause (iii)(B).

      In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.1, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the Properties or assets of one or more Subsidiaries of the Company, the Capital


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Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the assets of the Company.

      For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Guarantors, Restricted Subsidiaries or Unrestricted Subsidiaries, to the extent and as provided pursuant to this Indenture, and all Liens on Property or assets, of the Surviving Entity and its Subsidiaries that were not Liens on Property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

Section 5.2. Successor Person Substituted.

      (a) Upon any transaction or series of transactions that are of the type described in Section 5.1, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

      (b) For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Guarantors, Restricted Subsidiaries or Unrestricted Subsidiaries, to the extent and as provided pursuant to this Indenture, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

      (c) If the successor corporation shall have succeeded to and been substituted for the Company, such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes which such successor corporation


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thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Guarantees thereon by the Guarantors). All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantees as though all such Notes had been issued and endorsed at the date of the execution hereof.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

      An "Event of Default" occurs if

      (i) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable whether at maturity, upon acceleration, redemption or otherwise;

      (ii) there is a default in the payment of any interest, including Additional Interest, on any Notes when the same becomes due and payable which default continues for a period of 30 days or more;

      (iii) the Company or any Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a Default with respect to Section 4.8, 4.14 or 5.1, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement;

      (iv) there is a default in the payment when due (within any applicable grace period) of principal, interest or premium in an aggregate principal amount of $5,000,000 or more with respect to any Indebtedness of either the Company or any Restricted Subsidiary thereof, or there is an acceleration of any such Indebtedness in an aggregate principal amount of $5,000,000 or more, which Default shall not be cured or waived;

      (v) the entry of a final judgment or judgments which can no longer be appealed for the payment of money in excess of $5,000,000 against the Company or any Restricted Subsidiary thereof (in excess of amounts covered by insurance and as to which the insurance company which has executed the relevant policy has acknowledged coverage) by a court of competent


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

      jurisdiction, and shall not be bonded (such that a judgment creditor cannot proceed against assets of the Company or any Subsidiary), vacated, discharged or satisfied for any period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

      (vi) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (a)   commences a voluntary case,

            (b) consents to the entry of an order for relief against it in an involuntary case,

            (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (d) makes a general assignment for the benefit of its creditors, or

            (e)   generally is not paying its debts as they become due;

      (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a) is for relief against either of the Company or any Significant Subsidiary in an involuntary case,

            (b) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of either of the Company or any Significant Subsidiary, or

            (c) orders the liquidation of the Company or any Significant Subsidiary,

      and the order or decree remains unstayed and in effect for 60 days; or

      (viii) any of the Guarantees of a Five Percent Subsidiary ceases to be in force and effect or any of the Guarantees of a Five Percent Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of a Five Percent Subsidiary is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

      The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law or law or applicable rule or regulation of a foreign jurisdiction for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.


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      For purposes of clause (vi) and (vii) above, any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause
(vi) or (vii) above has occurred, would constitute a Significant Subsidiary. For purposes of clause (viii) above, any Guarantor which, when aggregated with all other Guarantors that are not otherwise Five Percent Subsidiaries and as to which any event described in clause (viii) above has occurred, would constitute a Five Percent Subsidiary.

Section 6.2. Acceleration.

      If an Event of Default (other than an Event of Default arising under Section 6.1(vi) or (vii)) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding, premium, if any, and accrued and unpaid interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of principal, premium or interest, that has become due solely because of acceleration, have been cured or waived as provided in this Indenture (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) and (vii) of
Section 6.1, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

      In case an Event of Default arising under Section 6.1 (vi) or (vii) shall occur, the principal, premium, if any, and accrued and unpaid interest with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. If, after the delivery of any such notice of acceleration with respect to an Event of Default under Section 6.1 (iv) any such payment default or acceleration relating to such other Indebtedness shall have been cured or rescinded or such Indebtedness shall have been discharged within 30 days of such default or acceleration in respect of such Indebtedness, then such Event of Default specified in Section 6.1 (iv) shall be deemed cured for all purposes of this Indenture.


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

Section 6.3. Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and any interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults and Events of Default.

      Subject to Section 6.7, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture and its consequences hereunder, except (i) an existing Default or Event of Default in the payment of the principal of, premium, if any, on, or interest on, the Notes (including in connection with an offer to purchase) or (ii) an existing Default or Event of Default in respect of a provision that under
Section 8.2 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. The Company shall deliver to the Trustee an Officer's Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

Section 6.5. Control by Majority.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture and the TIA. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines may be


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

unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.6. Limitation on Suits.

      No Holder of any Note shall have the right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Guarantees or the Notes, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

      (a) the Holder of a Note has given to the Trustee written notice of a continuing Event of Default;

      (b) a Holder or Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity, and

      (e) during such 60-day period the Holders of a majority in principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

      Notwithstanding the foregoing, such limitations shall not apply to a suit instituted on such Notes on or after the due dates expressed in such Notes. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain preference or priority over another Holder of a Note.

Section 6.7. Rights of Holders to Receive Payment

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest on the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of


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

any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.8. Collection Suit by Trustee.

      If an Event of Default in payment of principal, premium or interest specified in Section 6.1(i) or (ii) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9. Trustee May File Proofs of Claim.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), its creditors or its Property and shall be entitled and empowered to collect and receive any monies or other Property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.


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

Section 6.10. Priorities.

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      FIRST: to the Trustee for amounts due under Section 7.7 hereof;

      SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

      THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

      The Trustee may fix a Record Date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding.


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

Section 6.12. Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.1. Duties of Trustee.

      (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.


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

            (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2, 6.5 or 6.6 hereof.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which may be incurred by it in connection with such performance.

      (e) Whether or not therein expressly so provided, paragraphs (a), (b),
(c), (d) and (f) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

      (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

      (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.2. Rights of Trustee.

      Subject to Section 7.1 hereof:

            (i) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (ii) Before the Trustee acts or refrains from acting, it may consult with counsel, require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.4 and 11.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.


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

            (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

            (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (v) The Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.3. Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.4. Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Company's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Company or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

Section 7.5. Notice of Defaults.

      If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Noteholders.


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

Section 7.6. Reports by Trustee to Holders.

      If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing May 15, 1999, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

      Reports pursuant to this Section 7.6 shall be transmitted by mail:

            (i) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

            (ii) to such Holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

      A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any securities exchange or of any delisting thereof.

Section 7.7. Compensation and Indemnity.

      The Company and the Guarantors shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company and the Guarantors shall indemnify each of the Trustee, any predecessor Trustee and their agents for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys', fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, reasonable costs and expenses of enforcing this Indenture against the Company and the


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

Guarantors (including this Section 7.7) and settlement costs). The Trustee or Agent shall notify the Company and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Company and the Guarantors shall not relieve the Company and Guarantors of their obligations hereunder except to the extent the Company and the Guarantors are prejudiced thereby.

      Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company and the Guarantors in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or Property held or collected by the Trustee except such money or Property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate in right of payment to any other liability or Indebtedness of the Company or the Guarantors. The obligations of the Company and the Guarantors under this Section
7.7 to compensate, reimburse and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the satisfaction, discharge and termination of this Indenture, including any termination or rejection hereof under any bankruptcy law or the resignation or removal of the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vi) or (vii) hereof occurs, the expenses and the compensation (including the reasonable fees and expenses of its agents and counsel) for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313 (b)(2) to the extent applicable.

Section 7.8. Replacement of Trustee.

      The Trustee may resign by so notifying the Company and the Guarantors in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

            (i) the Trustee fails to comply with Section 7.10 hereof;


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            (ii) the Trustee is adjudged a bankrupt or an insolvent under any
      Bankruptcy Law;

            (iii) a receiver or other public officer takes charge of the Trustee or its property;

            (iv) the Trustee otherwise becomes incapable of acting; or

            (v) a successor corporation becomes successor Trustee pursuant to
      Section 7.9 below.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify the Holders of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee notifies the Company of its resignation or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request of a Noteholder who has been a Noteholder for at lease six months, fails to comply with Section 7.10 hereof, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7 hereof, transfer all Property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9. Successor Trustee by Consolidation, Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.


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

      In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10. Eligibility; Disqualification.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

      The Trustee shall comply with TIA Section 310(b), provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12. Paying Agents.

      The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

      (a) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

      (b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof;


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

      and

      (c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                   ARTICLE 8.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.1. Without Consent of Holders.

      Without the consent of any Holders of the Notes, the Company, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture for any of the following purposes:

      (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Notes;

      (2) to add to the covenants of the Company for the benefit of the holders of the Notes, or to surrender any right or power herein conferred upon the Company;

      (3) to add additional Events of Default;

      (4) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

      (6) to secure the Notes;

      (7) to add a Guarantor or to release a Guarantor in accordance with this Indenture;

      (8) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders of the Notes in any material respect; or

      (9) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the TIA.


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

Section 8.2. With Consent of Holders.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying, in any manner the rights of the Holders of the Notes under this Indenture including the definitions herein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

      (1) change the stated maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

      (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults thereunder and their consequences) provided for in this Indenture;

      (3) modify in any material respect the obligations of the Company to make Change of Control Offers upon a Change of Control or Excess Proceeds Offers from the Available Asset Sale Proceeds;

      (4) subordinate the Notes or the Guarantees, as appropriate, in right of payment to any other Indebtedness of the Company or the applicable Guarantor;

      (5) make any change in Section 6.4 or 6.7 or modify any of the provisions of this Section 8.2, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby; or

      (6) release any Guarantees required to be maintained under this Indenture.

      The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of all of the Notes waive any past Default under this Indenture and its consequences, except a Default (1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes


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

(including any Note which is required to have been purchased pursuant to a Change of Control Offer or an Excess Proceeds Offer which has been made by the Company), or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby.

      It shall not be necessary for the consent of the Holders of Notes under this Section 8.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.3. Compliance with Trust Indenture Act.

      Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.4. Revocation and Effect of Consents.

      Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

      The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a Record Date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date unless the consent of the requisite number of Holders has been obtained.

      After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (6) of Section 8.2 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.


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

Section 8.5. Notation on or Exchange of Notes.

      If an amendment, supplement or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Company) shall request the Holder of the Note (in accordance with the specific written direction of the Company) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.6. Trustee to Sign Amendments, etc.

      Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                   ARTICLE 9.

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.1. Discharge of Indenture.

      The Company and the Guarantors may terminate their obligations under this Indenture, when (1) either: (A) all Notes theretofore authenticated and delivered have been delivered to


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

the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable within 60 days or are to be called for redemption within 60 days (a "Discharge") under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, on and interest to the date of deposit or stated maturity or date of redemption, whichever is later; (2) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

      After such delivery the Trustee upon Company request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 4.19, 7.7, 9.5, 9.6, 9.7 and 9.8, and the Company's optional redemption rights and the rights, trusts, powers, duties and immunities of the Trustee shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 9.5, 9.6, 9.7 and 9.8 hereof shall survive.

      The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

Section 9.2. Legal Defeasance.

      The Company may at its option, by Board Resolution of the Board of Directors of the Company, be discharged from its obligations with respect to the Notes, and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.4 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, and the Guarantors shall have satisfied all of the obligations under the Guarantees and the Indenture (and the Trustee, at the expense of the Company, shall, subject to Section 9.6 hereof, execute


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

instruments in form and substance reasonably satisfactory to the Trustee and the Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section
9.4 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9 and 4.19 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof), and (D) the Company's rights of optional redemption and (E) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this
Section 9.2 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Notes.

Section 9.3. Covenant Defeasance.

      At the option of the Company, pursuant to a Board Resolution of the Board of Directors of the Company, the Company and the Guarantors shall be released from their respective obligations under Sections 4.2 through 4.18 and Sections
4.20 through 4.21 hereof, inclusive, clauses (ii), (iii)(A) and (B) of Section
5.1 hereof with respect to the outstanding Notes and any covenant added to this Indenture subject to the Issue Date pursuant to Section 8.1, on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly, by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document and such omission to comply shall not constitute a Default or Event of Default under Section 6.1, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.4. Conditions to Defeasance or Covenant Defeasance.

      The following shall be the conditions to application of Section 9.2 or
Section 9.3 hereof to the outstanding Notes:

      (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments,


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

specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the entire indebtedness in respect of the principal of any premium, if any, and accrued interest on, the outstanding Notes at the stated maturity thereof of such principal, premium, if any, or interest on such Notes on the stated maturity thereof, or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

      (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

      (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

      (4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or, in the case of Legal Defeasance, either: (A) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, based upon existing precedents, if the matter were properly briefed, a court should hold that the deposit of moneys and/or U.S. Government Obligations as provided in clause (1) would not constitute a preference voidable under Section 547 or 548 of the federal Bankruptcy Laws; or (B) no Default or Event of Default


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

relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

      (5) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of the TIA); and

      (6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

      (7) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

      (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

Section 9.5. Deposited Money and U.S. Government Obligations to Be Held in
             Trust; Other Miscellaneous Provisions.

      All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

      The Company and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.4 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

      Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally-recognized firm of independent public


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

accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.6. Reinstatement.

      If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1, 9.2 or 9.3 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.1 hereof; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.7. Moneys Held by Paying Agent.

      In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.1 hereof, to the Company upon a Company Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.8. Moneys Held by Trustee.

      Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon a Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.4 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

                                   ARTICLE 10.

                               GUARANTEE OF NOTES

Section 10.1. Guarantee.

      Subject to the provisions of this Article 10, each Guarantor, by execution of a Guarantee substantially in the form of Exhibit G hereto, will jointly and severally unconditionally guarantee to each Holder and to the Trustee, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee (including without limitation amounts due the Trustee under Section 7.7) all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of the Guarantee, will agree that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

      The Company will not permit any of its Restricted Subsidiaries to guarantee or otherwise become contingently liable for any Indebtedness of the Company or any Guarantor without causing such Restricted Subsidiary to issue a Guarantee that ranks in right of payment in relation to the guarantee of such other Indebtedness the same as the ranking in right of payment of the Notes or the Guarantees, as the case may be, in relation to such other Indebtedness.

      Each Guarantor, by execution of the Guarantee, will waive diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.1 and Section 9.2 or this Article 10. Each Guarantor, by execution of the Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged.

      A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 10.2. Execution and Delivery of Guarantees.

      A Guarantee shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor.

      If an Officer of a Guarantor whose signature is on this Indenture or the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

      Each Person becoming a Guarantor after the Issue Date shall issue a Guarantee, satisfactory in form and substance to the Trustee (and with such other documentation relating thereto as the Trustee shall reasonably require, including, without limitation, a supplement or amendment to this Indenture and an Opinion of Counsel as to the enforceability of such Guarantee).

Section 10.3. Limitation of Guarantee.

      The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or applied foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

Section 10.4. Release of Guarantor.

      A Guarantor shall be released from all of its obligations under its Guarantee if:

      (a) all of its Capital Stock is sold in a transaction in compliance with
Section 4.8;

      (b) all or substantially all of its assets are sold in a transaction in compliance with Section 4.8; provided that such Guarantor merges with and into or is liquidated into another Guarantor or the Company; or

      (c) in the case of a Guarantee by a Restricted Subsidiary (other than a Five Percent Subsidiary), the guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee is released or discharged, except a discharge or release by, or as a result of, payment under such guarantee.

In the case of clauses (a), (b) or (c), such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

      Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from its Guarantee and the related obligations set forth in this Indenture so long as it remains an Unrestricted Subsidiary.

      Any Guarantees of Hercules and its Subsidiaries shall be unconditionally released and discharged upon the satisfaction of the conditions contained in the second proviso contained in the definition of "Non-Guarantor Restricted Subsidiary", such release to be evidenced by a supplemental indenture executed by the Company, the Guarantors and the Trustee.

Section 10.5. Payment Over of Proceeds upon Dissolution, etc., of a Guarantor.

      In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event, the consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this
Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

                                   ARTICLE 11.

                                  MISCELLANEOUS

Section 11.1. Trust Indenture Act Controls.

      This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

      The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 11.2. Notices.

      Except for notice or communications to Holders any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

      If to the Company or any Guarantor:

            Morris Material Handling, Inc.
            315 West Forest Hill Avenue
            Oak Creek, Wisconsin  53154
            Attention:  General Counsel
            Fax Number: (414) 764-8596

      Copy to:

            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
            1333 New Hampshire Avenue, N.W.
            Suite 400
            Washington, D.C.  20036
            Attention:  Russell W. Parks, Jr.
            Fax Number: (202) 887-4288

      If to the Trustee:

            United States Trust Company of New York
            114 West 47th Street
            New York, New York  10036
            Attention:  Corporate Trust Department
            Fax Number: (212) 852-1626 or 1627

      Copy to:

            Olshan Grundman Frome & Rosenzweig LLP
            505 Park Avenue
            New York, New York  10022
            Attention:  Aaron Cahn, Esq.
            Fax Number: (212) 755-1467

      Such notices or communications (other than those sent to Holders) shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

      The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar and shall be given if so sent within the time prescribed. Any notice or communication shall also be so mailed to any person described in TIA
Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

      In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.3. Communications by Holders with Other Holders.

      Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.4. Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

            (i) an Officers' Certificate (which shall include the statements set forth in Section 11.5 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) an opinion of counsel (which shall include the statements set forth in Section 11.5 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but once such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion is based are erroneous. Any such certificate or opinion of counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or such Guarantor stating that the information with respect to factual matters respect to such financial matters is in the possession of the Company or such Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

      When any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.5. Statements Required in Certificate and Opinion.

      Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.6. Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.7. Business Days; Legal Holidays.

      A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8. Governing Law.

      THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, OR THE NOTES OR THE GUARANTEES. THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES AND APPOINTS LEXIS DOCUMENT SERVICES, INC. WITH OFFICES ON THE DATE HEREOF AT LEXIS DOCUMENT SERVICES, INC., 150 EAST 58TH STREET, 25TH FLOOR, NEW YORK, NEW YORK, 10155, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON THEIR BEHALF SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDINGS.

Section 11.9. No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.10. No Recourse Against Others.

      No recourse for the payment of the principal of or premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation or against the property or assets of any such incorporator, stockholder, officer, employee or director, either directly or through the Company or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture, the Guarantees and the Notes are solely obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, stockholder, officer, employee or director of the Company or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, the Guarantees or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every incorporator, stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such incorporator, stockholder, officer, employee or director and may be enforced by any of them.

Section 11.11. Successors.

      All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.12. Multiple Counterparts.

      The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.13. Table of Contents, Headings, etc.

      The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14. Separability.

      Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

      MORRIS MATERIAL HANDLING, INC.


      By: /s/ David D. Smith
         -----------------------

      CMH MATERIAL HANDLING, LLC
      EPH MATERIAL HANDLING, LLC
      HARNISCHFEGER DISTRIBUTION & SERVICE, LLC
      HPH MATERIAL HANDLING, LLC
      MATERIAL HANDLING, LLC
      MHE TECHNOLOGIES, INC.
      MORRIS MECHANICAL HANDLING, INC.
      MPH CRANE, INC.
      NPH MATERIAL HANDLING, INC.
      PHME SERVICE, INC.
      PHMH HOLDING COMPANY
      HERCULES S.A. de C.V.
      HYDRAMACH ULC
      KAVERIT STEEL AND CRANE ULC
      MONDEL ULC
      LOWFILE LIMITED
      INVERCOE ENGINEERING LIMITED
      BUTTERS ENGINEERING LIMITED
      MMH (HOLDINGS) LIMITED
      MORRIS MECHANICAL HANDLING LIMITED
      MMH INTERNATIONAL LIMITED
      REDCROWN, ULC
      SPH CRANE & HOIST, INC.
      MORRIS MATERIAL HANDLING, LTD.
      MATERIAL HANDLING EQUIPMENT NEVADA CORPORATION
      MHE CANADA, ULC
      MORRIS MATERIAL HANDLING, LLC
      3016117 NOVA SCOTIA ULC


      By: /s/ David D. Smith
         -----------------------

      UNITED STATES TRUST COMPANY OF NEW YORK


      By: /s/ James Logan
         -----------------------

                             [FORM OF FACE OF NOTE]

                                                                    CUSIP Number

                         MORRIS MATERIAL HANDLING, INC.

                           9 1/2% SENIOR NOTE DUE 2008

      Morris Material Handling, Inc., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to
pay to [              ] or registered assigns the principal sum [of ____________
($_______________)] [indicated on Schedule A hereof]* on April 1, 2008.

      Interest Payment Dates: April 1 and October 1, commencing October 1, 1998

      Record Dates: March 15 and September 15.

      Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.

      ----------
      * Include for Global Notes.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by their duly authorized officers.

                                          MORRIS MATERIAL HANDLING, INC.


                                          By:
                                             ----------------------------
                                             Name:
                                             Title:

Certificate of Authentication:
This is one of the 9 1/2% Senior
Notes due 2008 referred to in
the within-mentioned Indenture

Dated: March 30, 1998

United States Trust Company of
  New York, as Trustee


By:
   ------------------------------
   Authorized Signatory

                         MORRIS MATERIAL HANDLING, INC.

                           9 1/2% SENIOR NOTE DUE 2008

      1. INTEREST.

      MORRIS MATERIAL HANDLING, INC., a Delaware corporation (the Company"), promises to pay interest on the principal amount of this Note semi-annually on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing on October 1, 1998, at the rate of 9 1/2% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

      The Issuers shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 1% per annum in excess of the rate borne by the Notes.

      2. METHOD OF PAYMENT.

      The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the March 15 or September 15 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. The Company may mail an interest check to the Holder's registered address.

      3. PAYING AGENT AND REGISTRAR.

      Initially, United States Trust Company of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

      4. INDENTURE; RESTRICTIVE COVENANTS.

      The Company issued this Note under an Indenture dated as of March 30, 1998 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Indenture.

This Note is subjectto all such terms, and the Holder of this Note is referred to this Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

      The Notes are general unsecured obligations of the Company limited to $200,000,000 aggregate principal amount, except as provided in Section 2.8 of the Indenture. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by Subsidiaries of the Company, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and its Restricted Subsidiaries, certain other restricted payments by the Company and its Restricted Subsidiaries, certain transactions with, and investments in, its affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions.

      5. OPTIONAL REDEMPTION.

      The Company, at its option, may redeem the Notes, in whole or in part, at any time or from time to time on or after April 1, 2003, at the following Redemption Prices expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve month period beginning on April 1 of each year listed below:

Year                                                          Redemption Price
----                                                          ----------------

2003 .............................................................. 104.750%
2004 .............................................................. 103.167%
2005 .............................................................. 101.583%
2006 and thereafter ............................................... 100.000%

      Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to April 1, 2001 at a redemption price equal to 109.500% of the aggregate principal amount so redeemed, plus accrued interest to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $130.0 million of the principal amount of Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

      6. NOTICE OF REDEMPTION.

      Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at its last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

      7. OFFERS TO PURCHASE.

      The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase the Notes upon the occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

      8. REGISTRATION RIGHTS.

      Pursuant to the Registration Rights Agreement among the Company, the Guarantors and CIBC Oppenheimer Corp. and Goldman, Sachs & Co., as initial purchasers of the Notes, and Indosuez Capital, as Financial Advisor, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

      9. DENOMINATIONS, TRANSFER, EXCHANGE.

      The Notes are in registered form in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange of any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      [10. PERSONS DEEMED OWNERS

      The registered Holder of this Note may be treated as the owner of it for all purposes.]

      [11. THE GLOBAL NOTE

      So long as this Global Note is registered in the name of the Depository or its nominee, members of, or participants in, the Depository ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depository or the Trustee as its custodian, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purpose. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or (ii) impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

      The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

      Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Excess Proceeds Offer, an Exchange Offer or an exchange for Physical Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount at Maturity of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount at Maturity of $1,000 or an integral multiple of $1,000.]*

      12. UNCLAIMED MONEY.

      If money for the payment of principal of, premium, if any, or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company or the Guarantors at its written request. After such payment, Holders entitled to money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

      13. AMENDMENT, SUPPLEMENT AND WAIVER.

      Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing Default or compliance with any

----------
* Include for Global Notes.

provision may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the interests of the Holders in any material respect.

      14. SUCCESSOR ENTITY.

      When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

      15. DEFAULTS AND REMEDIES.

      Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.1(vi) or (vii) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company, may declare to be immediately due and payable, the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of principal, premium or interest, that has become due solely because of acceleration, have been cured or waived as provided in the Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(vi) or (vii) of the Indenture, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. In case an Event of Default specified in Section 6.1(vi) or (vii) of the Indenture with respect to the Company or any Significant Subsidiary occurs, the principal, premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

      16. TRUSTEE DEALINGS WITH THE COMPANY.

      The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, and perform services or otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not the Trustee.

      17. NO RECOURSE AGAINST OTHERS.

      As more fully described in the Indenture, a stockholder, officer, employee, director or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

      18. DEFEASANCE AND COVENANT DEFEASANCE.

      The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

      19. ABBREVIATIONS.

      Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

      20. CUSIP NUMBERS.

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      21. GOVERNING LAW.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE

OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

      THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: MORRIS MATERIAL HANDLING, INC., 315 West Forest Hill Avenue, Oak Creek, Wisconsin 53154,
Attention: Secretary.

      22. GUARANTEES BY SUBSIDIARIES.

      The Notes are guaranteed by certain Subsidiaries for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                                   [SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at Maturity of this Global Note shall be ____________ ($_____________). The following decreases/increases in the principal amount at Maturity of this Global Note have been made:

--------------------------------------------------------------------------------
            Decrease in    Increase in     Total Principal Amount  Notation Made
Date of     Principal      Principal       at Maturity Following   by or on
Decrease/   Amount at      Amount at       such Decrease/          Behalf of
Increase    Maturity       Maturity        Increase                Trustee
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
                                                                              ]*

----------
* Include for Global Notes.

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:_________    Your Signature:_______________________________________________
                                       (Sign exactly as your name appears on
                                        the other side of this Note)

      Signature Guarantee:______________________________________________________

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.8 or Section 4.14 of the Indenture, check the appropriate box:

            [  ]  Section 4.8       [  ]  Section 4.14

If you want to have only part of the Note purchased by the Company pursuant to
Section 4.8 or Section 4.14 of the Indenture, state the amount (in an integral multiple of $1,000) you elect to have purchased: $______________

Date:_______________________

Your Signature:_________________________________________________________________
                           (Sign exactly as your name appears on the other
                            side of this Note)


_______________________________
Signature Guaranteed

                                                                       EXHIBIT B

                         [FORM OF LEGEND FOR 144A NOTE]

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S (WITHIN THE MEANING OF RULE 903(C)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A LETTER SIGNED BY SUCH INVESTOR CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE PURSUANT TO CLAUSES (D) AND (F) ABOVE, THE HOLDER WILL BE REQUIRED TO DELIVER TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                       [FORM OF ASSIGNMENT FOR 144A NOTE]

I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

[Check One]

      [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

      or

      [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:_________    Your Signature:_______________________________________________
                                       (Sign exactly as your name appears on
                                        the other side of this Note)


      Signature Guarantee:______________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:__________  ______________________________________________________________
                  NOTICE: To be executed by an executive officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

      THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

      [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

      or

      [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:___________  Your Signature:_______________________________________________
                                       (Sign exactly as your name appears on
                                        the other side of this Note)


      Signature Guarantee:______________________________________________________

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:_________   ______________________________________________________________
                  NOTICE: To be executed by an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

      Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note or Regulation S Note) in substantially the following form:

      THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                            ____________,  _____

Attention:

            Re: MORRIS MATERIAL HANDLING, INC. ( the "Company") 9 1/2% Senior Notes due 2008 (the "Notes")

Ladies and Gentlemen:

      In connection with our proposed purchase of 9 1/2% Senior Notes due 2008 (the "Notes") of Morris Material Handling, Inc. (the "Company"), we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Notes have not been registered under the Securities Act, the Notes have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction, and the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date (the "Resale Restriction Termination Date") which is two years (or such shorter period as may be required by Rule 144(k) (or any successor provision) under the Securities Act), after the later of the original issuance of the Notes or the last date on which the Company or any affiliate (within the meaning of Rule 144 under the Securities Act) of the Company was the owner of such securities (or any predecessor thereto), we will do so only (a) to the Company or any of its subsidiaries, (b) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein, (c) for so long as such securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), in accordance with Rule 144A to a "qualified institutional buyer" (as defined in Rule 144A), (d) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes

      (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Notes), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (e) to non-U.S. Persons outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act.

                  3. We understand that, on any proposed resale of any Notes prior to the Resale Restriction Termination Date pursuant to clauses (d) or (f) in paragraph 2 above, we will be required to deliver to the Trustee and the Company such certifications, legal opinions and other information as either of them may reasonably require to confirm that such transaction is being made pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We acknowledge that the Trustee and the Company will rely upon the truth and accuracy of such information, and we agree that if any such information is no longer accurate, we shall promptly notify the Trustee and the Company.

                  4. We are an institutional "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities
      Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

                  5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  6. We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

      You, the Company and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]


                              By:
                                 -------------------------
                                 Authorized Signature

                                                                       EXHIBIT F

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

Attention:

            Re: MORRIS MATERIAL HANDLING, INC. ( the "Company") 9 1/2% Senior Notes due 2008 (the "Notes")

Dear Sirs:

      In connection with our proposed sale of $______________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

      1. the offer of the Notes was not made to a U.S. person or to a person in the United States;

      2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

      3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

      4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      5. we have advised the transferee of the transfer restrictions applicable to the Notes.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferee]


                              By:
                                 -------------------------
                                 Authorized Signature

                                                                       EXHIBIT G

                               [FORM OF GUARANTEE]

      The undersigned (the "Guarantor") hereby unconditionally guarantees, jointly and severally with all other guarantors under the Indenture dated as of March 30, 1998 by and among Morris Material Handling, Inc., a Delaware corporation, and United States Trust Company of New York, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee, all in accordance with the terms set forth in
Article 10 of the Indenture, and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                              Guarantor


                              By:
                                 ----------------------------
                                 Name:
                                 Title:


                                      G-1